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                                                                     Exhibit 2.2

                                                        U.S. BANKRUPTCY COURT
                                                      NORTHERN DISTRICT OF TEXAS

                         UNITED STATES BANKRUPTCY COURT          ENTERED
                           NORTHERN DISTRICT OF TEXAS  TAWANA C. MARSHALL, CLERK
                                 DALLAS DIVISION         THE DATE OF ENTRY IS
IN RE:                                                   ON THE COURT'S DOCKET
                                       (S)
DATAVON, INC., et al.,                 (S)        CASE NO. 02-38600-SAF-11
                                       (S)
                                       (S)
                                       (S)
              DEBTORS.                 (S)        CHAPTER 11
                                       (S)
                                       (S)
                                       (S)        JOINTLY ADMINISTERED
                                       (S)

         FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING JOINT
          PLAN OF REORGANIZATION OF DATAVON, INC., DTVN HOLDINGS, INC.,
        ZYDECO EXPLORATION, INC. AND VIDEO INTELLIGENCE, INC., AS AMENDED
                                AND SUPPLEMENTED

                                  INTRODUCTION

     DataVoN, Inc. ("DataVoN"), DTVN Holdings, Inc. ("DTVN"), Zydeco Exploration, Inc. ("Zydeco") and Video Intelligence, Inc. ("VI") (collectively, the "Debtors")/1/ having proposed the Joint Plan Of Reorganization Of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc., dated February 28, 2003, as modified, corrected and supplemented (the "Plan"/2/); the Bankruptcy Court having entered on February 28, 2003, its Order (the "Disclosure Statement Order") approving the Disclosure Statement For The Joint Plan Of Reorganization Of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc.

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/1/ Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as defined herein). The rules of interpretation set forth in Section IA of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In addition, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.
/2/ A copy of the Joint Plan with technical corrections is attached hereto as Exhibit B.

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And Video Intelligence, Inc. (the "Disclosure Statement"); Debtors having filed the Tabulation of Ballots Regarding Vote on Debtors' Joint Plan of Reorganization (the "Voting Declaration") on June 2, 2003; the Bankruptcy Court having established, in the Disclosure Statement Order, April 1, 2003, at 9:30 a.m., as the date and time of commencement of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan/3/ (the "Confirmation Hearing"); Debtors having filed Certificates of Service indicating that the Debtors timely mailed the Solicitation Materials for the Plan in accordance with the Disclosure Statement Order (the "Service Declarations"); objections to Confirmation of the Plan having been filed by various creditors (collectively the "Objections"); the Debtors having filed its Motion To Adopt Technical Corrections To Joint Plan Of Reorganization Of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (the "Technical Corrections Motion"); the Bankruptcy Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Declaration, the Service Declarations, the Technical Corrections Motion and the Objections; the Bankruptcy Court having heard the statements of counsel in support of Confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; the Bankruptcy Court having considered the uncontroverted testimony, exhibits 1 though 14, and other evidence admitted at the Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in Debtor's reorganization case, and the Bankruptcy Court finding that (i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b), as to all parties to be affected by the Plan and the

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/3/ The Confirmation Hearing was commenced April 1, 2003, at 9:30 a.m., and then adjourned several times by bench order of the Court to reconvene on June 2, 2003, at 1:30 p.m.

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transactions contemplated thereby and (ii) the legal and factual bases set forth at the Confirmation Hearing and as set forth in this Confirmation Order establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following findings of fact, conclusions of law and order./4/

I.   FINDINGS OF FACT.

     A.   JURISDICTION AND VENUE.

          DataVoN filed an emergency voluntary petition under Chapter 11 of the Bankruptcy Code on September 30, 2002 ("DataVoN's Petition Date"). The next day, on October 1, 2002, the other Debtors filed their emergency voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since each of the Debtors filed its voluntary petition, it has continued to operate its business and manage its property as debtor-in-possession pursuant to 11 U.S.C. (S)(S) 1107 and 1108. Each Debtor was and is qualified to be a debtor under section 109(a) of the Bankruptcy Code. The principal place of business of the Debtors is in Dallas County, Texas. Accordingly, pursuant to 28 U.S.C. (S) 1408, venue in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, for Debtors' reorganization cases was proper as of the Petition Date and continues to be proper.

     B.   COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY
          CODE.

          1. Section 1129(a)(1) - Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

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/4/ This Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

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          The Plan complies with all applicable provisions of the Bankruptcy
Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

               a. Sections 1122 and 1123(a)(1)-(4) - Classifications and Treatment of Claims and Interests.

          Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code,
Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims./5/ As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims and Interests within that Class. Claims are classified separately in Class 1 through Class 4. Interests are classified separately in Class 5. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the assets of the Debtors. Pursuant to section 1123(a)(2) and (3) of the Bankruptcy Code, Article IV of the Plan specifies the treatment of all Classes of Claims and Interests that are not impaired under the Plan and specifies the treatment of all Classes of Claims and Interests that are impaired under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article IV of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

               b. Section 1123(a)(5) - Adequate Means for Implementation and Execution of the Plan.

          Article V of the Plan and various other provisions of the Plan provide adequate means for the Plan's implementation. Those provisions relate to, among other things: (i) the sale

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/5/ Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of
Administrative Claims are not required to be designated.

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to the Successful Purchaser of substantially all of the assets of the Debtors;
(ii) the consummation of the sale to the Successful Purchaser; (iii) the initial selection of a Trustee and Liquidating Trust Board for the Liquidating Trust;
(iv) the distribution of cash to the Holders of Allowed Claims from the Liquidating Trust; and (v) the adoption, execution, delivery and/or implementation of all contracts, leases, instruments, releases, and other agreements or documents related to the foregoing. On May 30, 2003, the Debtors Closed the Sale of substantially all of the assets of the Debtors to Transcom pursuant to the terms of that certain Asset Purchase Agreement dated April 25, 2003 (the "APA Agreement"). Pursuant to the terms of the APA Agreement, the Liquidating Trust and the Debtors will have sufficient cash to make all payments required to be made on and after the Effective Date pursuant to the terms of the Plan. The Liquidating Trust succeeds to all of the rights and obligations of the Debtors under the APA Agreement, as well as any other approved and prevailing stipulation binding the Debtors./6/

               c. Section 1123(a)(6) - Prohibition Against the Issuance of Nonvoting Equity Securities.

          The Plan does not contemplate the issuance of nonvoting equity securities.

               d. Section 1123(a)(7) - Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

          Article V.B. of the Plan provides for the creation of a Liquidating Trust governed by a Trust Agreement as set forth in attached Exhibit B,/7/ selection of a Trustee of the Liquidating Trust and the selection of the directors of the Liquidating Trust Board. The Official Unsecured

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/6/ Such stipulations include those with Cisco and Sunrise.
/7/ The Joint Plan, with technical corrections is attached hereto as Exhibit B. The Trust Agreement is attached to the Plan as Exhibit 1.

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Creditors Committee (the "Committee") have identified the Trustee as Dan B. Lain and Lain, Faulkner & Co., P.C. firm, and the initial Liquidating Trust Board members./8/

               e. Section 1123(b)(1)-(2) - Impairment of Claims and Interests and Assumption, Assumption and Assignment, or Rejection of Executory Contracts and Unexpired Leases.

          In accordance with section 1123(b)(1) of the Bankruptcy Code, Article IV of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, assumption and assignment, or rejection of executory contracts and unexpired leases that have not been previously assumed, assumed and assigned, or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of this Bankruptcy Court.

               f. Section 1123(b)(3) - Retention, Enforcement, and Settlement of Claims Held by Debtor.

          Article V of the Plan provides that upon the Effective Date, the Liquidating Trust will retain and may enforce any unassigned claims, demands, rights, and causes of action that the Debtors or their Estates may hold against any entity. All claims and causes of action of the Debtors not resolved, assigned or abandoned by the Debtors and/or the Committee prior to the Effective Date of the Plan (collectively, the "Debtor Actions") shall be transferred to the Trust, and the Trustee shall have the right, duty and standing to prosecute such claims and causes of action or to assert such claims and causes of action as counterclaims against Claimants. All Debtor Actions are hereby preserved for the benefit of the Liquidating Trust. Upon and after the Effective Date, all Debtor Action recoveries shall be the property of the Liquidating Trust. Prosecution and settlement of the Debtor Actions shall be the exclusive responsibility of the

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/8/ Pursuant to the Technical Corrections Motion, Focal Communications is
conditionally added as an additional

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Liquidating Trustee who may pursue the Debtor Actions in the name of the
Debtors, or in the name of the Committee, as the case may be. The Liquidating Trust shall have sole and absolute discretion over whether to prosecute such causes of action. To the extent permitted by law, all rights under (S) 363(h) of the Bankruptcy Code are also preserved for the benefit of the holders of Allowed Unsecured Claims in Classes 3 and 4 for use in the disposition of jointly-owned Property, if any. All such rights shall remain with the Liquidating Trust after the Effective Date. Failure of the Debtors and/ or the Committee to prosecute any and all Debtor Actions shall not prejudice the rights, if any, of its successors in interest thereto to commence or continue such Debtor Actions. The Liquidating Trust may pursue such retained claims, demands, rights, or causes of action, as it deems appropriate.

          Under the Plan and the Asset Purchase Agreement, the Purchased Assets, which constitute substantially all of the Debtors' assets, excluding the Excluded Assets and the Debtor Actions, were sold, transferred and assigned to Transcom Communications, Inc., the Purchaser, free and clear of all liens, claims and encumbrances.

               g. Section 1123(b)(5) - Modification of the Rights of Holders of Claims.

          The Plan modifies, or leaves unaffected, as the case may be, the rights of holders of Claims in each Class.

               h. Section 1123(b)(6) - Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

          The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article V of the Plan regarding the means for implementing the Plan; (ii) the provisions of Article VI of the Plan

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Liquidating Trust Board member.

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governing the assumption, assumption and assignment, or rejection of executory contracts and unexpired leases; (iii) the provisions of Article VII of the Plan governing distributions on account of Allowed Claims particularly as to the timing and calculation of amounts to be distributed; (iv) the provisions of
Article VIII of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (v) the provisions of Article XI of the Plan regarding the discharge of Claims; (vi) the provisions of Article XII of the Plan regarding retention of jurisdiction by the Bankruptcy Court over certain matters subsequent to the Effective Date; and
(vii) the provisions of Article XIII of the Plan providing for, among other things, modification and revocation of the Plan and the severability of provisions of the Plan.

               i.   Section 1123(d) - Cure of Defaults.

     The Plan constitutes a motion by the Debtors, which is hereby approved and authorized, pursuant to (S) 365 of the Bankruptcy Code, to reject any and all Executory Contracts/9/ of the Debtors, except those which: (i) before the Confirmation Date, have been assumed (or previously assumed and assigned to other parties under prior orders of this Court) by separate Order of the Court; or (ii) on the Confirmation Date are the subject of a pending motion to assume (or to assume and assign), filed by the Debtors prior to the Confirmation Date which motion is thereafter granted by the Court; or (iii) are listed on the Exhibit A list attached to this Order,/10/ of the Contracts and Leases to be assumed by the Debtors and assigned to the Purchaser. Any

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/9/ In addition to other rejected Executory Contracts, the Sunrise Leases, as defined in the "Term Sheet" agreement, attached to docket entry 335 in this case that was approved by Order entered April 8, 2003 and docketed as entry 352 are rejected. Nothing in the Plan or this Confirmation Order modifies or limits the rights of Sunrise to assert claim(s) for rejection damages, including for equipment not returned, and nothing herein limits the rights and defenses of the Debtors and/or the Liquidating Trust regarding same.
/10/ Exhibit A to the Sale Order contains a listing of the cure amounts for each assumed contract or lease, and a copy of the same Exhibit A is attached to and incorporated in this Order.

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deposits relating to Executory Contracts that are assumed and assigned shall be and are hereby assigned to the Purchaser. The Plan constitutes a motion by the Debtors, pursuant to (S) 365 of the Bankruptcy Code, for the Debtors to assume and assign certain executory contracts and the Purchaser shall pay any cure amounts for the specifically assumed and assigned Executory Contracts and leases described in attached Exhibit A. Article VI of the Plan provides for the satisfaction of cure payments associated with each executory contract and unexpired lease to be assumed and assigned pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code, with all such cure payments to be paid by the Purchaser. The Debtors and the Purchaser are deemed to have given adequate assurance of future performance of all such assumed and assigned contracts and leases.

          2. Section 1129(a)(2) - Compliance with Applicable Provisions of the Bankruptcy Code.

          The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted, and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and the Disclosure Statement Order. The Debtors and their directors, officers, employees, agents, and professionals have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

          3. Section 1129(a)(3) - Proposal of the Plan in Good Faith.

          The Debtors proposed their joint Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy

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Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of the Debtors and maximizing the returns available to the Claimants of the Debtors. Moreover, the Plan itself and the arms' length negotiations among the Debtors, the Committee, and other creditors leading to the Plan's formulation, as well as the overwhelming support of Claimants for the Plan, provide independent evidence of Debtors' good faith in proposing the Plan.

          4. Section 1129(a)(4) - Bankruptcy Court Approval of Certain Payments as Reasonable.

          a. Article V.B. of the Plan provides that Requests for the payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Trustee no later than the Administrative Claims Bar Date./11/ Applications by Professionals for the payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with Fee Procedure Order no later than the Administrative Claims Bar Date./12/ Failure to file such requests or applications prior to the Administrative Claims Bar Date shall forever bar the recovery of such Claims against the Debtors, the Trustee, the Trust, or the Assets. Upon and after the Effective Date, all professionals hired by the Trustee, and all professionals seeking reimbursement of fees and expenses from the Liquidating Trust, shall follow the fee guidelines of the Northern District of Texas as they have been implemented during the pendency of these Bankruptcy Cases

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/11/ The Debtors have testified that $344,860.54 was paid at Closing for the previously approved employee stay put bonuses, and that $440,000 has been made available at Closing to pay the Cisco administrative claim within 72 hours of Closing. There are fee payments to Debtor's counsel and Committee counsel that are also reported due in the ordinary course, and the Debtors and/or the Liquidating Trust are authorized to pay such unobjectionable amounts as they come due.
/12/ The Administrative Claims Bar Date is sixty (60) days after the Effective Date.

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(payment of 80% of fees and 100% of expenses upon expiration of fifteen days without objection after the mailing of such fee statements to the Liquidating Trust Board and the Trustee). All such professionals shall file fee applications with the Bankruptcy Court to be noticed for hearing to all parties on the Master Service List filed by the Debtors on or after May 23, 2003, and other than as permitted herein, the Trustee shall not be entitled to pay such expenses without approval by the Bankruptcy Court. In connection with the foregoing, Article XII of the Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all requests for compensation or reimbursement of expenses for professionals.

          5. Section 1129(a)(5) Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

          On the Effective Date, the Liquidating Trust Board (the "Trust Board") shall be established that shall consist of the members of the Creditors' Committee who wish to serve on the Board along with a representative of Focal Communications but only if Focal has a claim on the Effective Date. The Trust Board operating by the majority vote shall have the power to direct the activities of the Trustee. In particular, and not by way of limitation, the Trust Board shall have the power to (a) review and approve the payment of all professional fees and expenses prior to payment thereof by the Trustee, and (b) review and approve any settlements proposed by the Trustee involving litigation claims which seek recovery in excess of $25,000. The Trust Board may operate with as few as two (2) members. In the event that two (2) members of the Creditors' Committee are unable or unwilling to serve as members of the Trust Board, then the Trustee may appoint any replacements for such members, first from the list of any alternate designees filed

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with and approved by the Bankruptcy Court. The appointment of the proposed directors and Trustee is consistent with the interests of holders of Claims and public policy.

          6. Section 1129(a)(6) - Approval of Rate Changes.

          As a result of the Sale and the Confirmation the Debtors business operations have ceased and hence the provisions of section 1129(a)(6) are not applicable in these cases.

          7. Section 1129(a)(7) - Best Interests of Holders of Claims and Interests.

          With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest in such impaired Class has accepted the Plan or, as demonstrated by the liquidation analysis and other evidence presented at the Confirmation Hearing, will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

          8. Section 1129(a)(8) - Acceptance of the Plan by Each Impaired Class.

          Pursuant to sections 1124 and 1126 of the Bankruptcy Code: (a) as indicated in Article III of the Plan, Class 1 is unimpaired and is deemed to have accepted the Plan; and (b) as indicated in the Voting Declaration, all other impaired Classes of Claims have accepted or have been deemed to have accepted the Plan./13/ To the extent that such requirement has not been met, the Debtors have asked for confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code as fair and equitable with respect to each class.

          9. Section 1129(a)(9) - Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

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     The Plan provides for the treatment of Allowed Administrative Claims,
Allowed Priority Tax Claims, and Allowed Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code. Allowed Administrative Claims, to the extent not previously paid during the Cases, shall be either (1) paid in full, in Cash, on or after the Effective Date by the Purchaser pursuant to the Liabilities Assumption Agreement (or on the Allowance Date with respect to Disputed Claims), or (2) paid in full, in Cash, on or after the Effective Date by the Liquidating Trust as to those Allowed Administrative Claims not expressly assumed by the Purchaser pursuant to the Liabilities Assumption Agreement (or on the Allowance Date with respect to Disputed Claims), or (3) they shall be paid by the Liquidating Trust in the ordinary course. Any trade or other payables that are current obligations shall be paid in full, in cash, in the ordinary course of business or, to the extent not paid on or before the Confirmation Date, assumed by the Purchaser and paid in the ordinary course of business. Upon the Effective Date, the Purchaser will pay all amounts necessary to cure the defaults of any Executory Contracts assumed by the Debtors and assigned to the Purchaser. Allowed Priority Claims (1) will be paid in full, in Cash, on the Effective Date, or upon Allowance, by the Liquidating Trust (or by the Liquidating Trust on the Allowance Date with respect to Disputed Claims), or (2) will receive such other treatment as may be agreed to in writing by such Claimant and the Liquidating Trust, or (3) will be assumed by the Purchaser and paid in the ordinary course of business. Unless paid upon the Effective Date, or in some manner otherwise agreed to, the Class 1 Priority Tax Claims shall be assumed and paid by the Liquidating Trust once the Claim is Allowed. The statutory liens, if any, held by taxing authorities to secure Allowed Priority Tax Claims shall continue in full force

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/13/ There were no votes cast in the Zydeco unsecured class 4C. The Debtor believes that the vote should be considered in favor of the Plan. In any event, the Court can approve the Plan under the section 1129 Cram Down

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and effect and shall not be deemed released or discharged by Confirmation. All
Class 1 Claimants are hereby enjoined and prohibited from initiating any applicable "responsible person" claims against former or current officers, directors or employees of the Debtors, the Liquidating Trust, or the Purchaser, except as further set forth herein.

          10. Section 1129(a)(10) - Acceptance By at Least One Impaired Class.

          As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

          11. Section 1129(a)(11) - Feasibility of the Plan.

          This is a liquidating plan. The Sale to Transcom of substantially all of the Debtors' assets Closed on May 30, 2003, and the Debtors hold cash and Notes/14/ sufficient to pay all currently due remaining obligations of the Debtors (and/or Liquidating Trust), as well as to have sufficient funds to make a distribution to unsecured creditors. Since each Note obligation has a corresponding perfected secured interest in collateral of the Debtors, the Liquidating Trust has sufficient means to enforce payment of the Notes by the Purchaser should the Purchaser hereafter default. Therefore, although the VoIP business is highly competitive, and although it is impossible to predict with certainty the future profitability of the VoIP industry, even if the Purchaser subsequently defaults in payment of the Notes, the Plan is feasible and Confirmation is not likely to be followed by the inability of the Liquidating Trust to meet its obligations under the Plan.

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provisions.
/14/ At Closing, the Debtors received allocated and unallocated cash in the sum of $2,460,914.81, plus the Transcom offsetting Note, a secured promissory Note in the original principal balance of $1.5 million, payable in 7 equal

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          12. Section 1129(a)(12) - Payment of Bankruptcy Fees.

          The Plan provides that, on or after the Effective Date, the Liquidating Trust shall timely pay all fees to the United States Trustee pursuant to 28 U.S.C. (S) 1930(a) when they become due.

          13. Section 1129(a)(13) - Retiree Benefits.

          The Debtor's SIMPLE 401(k) Plan (the "401(k) Plan") shall be discontinued on or after the Effective Date, and all 401(k) Plan beneficiaries shall take possession of their individual 401(k) Plan accounts. The current 401(k) Plan administrator, Carolyn Malone, is hereby authorized to, and shall, take all necessary steps to terminate the 401(k) Plan on or after the Effective Date. Neither the Debtors, nor the Liquidating Trust, shall have any liability for the 401(k) Plan.

          14. Bankruptcy Rule 3016(b).

          The Plan and modifications are dated and identify the party submitting the Plan and modifications. The Technical Corrections to the Plan are hereby approved in all respects and are incorporated into the Plan for all purposes.

          15. Section 1129(d) - Purpose of Plan.

          The primary purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection filed by any governmental unit asserting such avoidance.

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monthly payments at 10% interest, a secured Liabilities Assumption Agreement in which all administrative claims other than for Professional Fees are assumed by the Purchaser, and an unsecured Focal Claim Note for $200,000.

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          16. Releases

          All releases of Claims and causes of action against non-debtor persons or entities that are embodied within the Plan are fair, equitable, and in the best interests of the Debtors and their estates.

          17. Satisfaction Of Conditions To Confirmation.

          Each of the conditions precedent to the entry of this Confirmation Order has been satisfied.

          18. Modifications To The Plan.

          The Debtors have filed its Technical Corrections Motion containing modifications to the Plan (the "Modifications"), which Modifications do not constitute a material alteration of the Plan.

II. CONCLUSIONS OF LAW.

     A.   JURISDICTION AND VENUE.

          The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. (S)(S) 157 and 1134. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2). The Debtors were, and are, qualified to be debtors under section 109 of the Bankruptcy Code. Venue of Debtors' cases in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, was proper as of the Petition Date, pursuant to 28 U.S.C. (S) 1408, and continues to be proper.

     B.   MODIFICATIONS OF THE PLAN.

          The notice provided by Debtors of the Modifications was adequate and appropriate under the circumstances and, accordingly, shall be, and hereby is, approved. The Modifications: (1) comply in all respects with section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and all other provisions of the Bankruptcy Code; and (2) do not adversely change the

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treatment under the Plan of any Claims or Interests. In light of the technical and immaterial nature of each of the Modifications, no additional disclosure under section 1125 of the Bankruptcy Code is required with respect to the Modifications. Accordingly, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests that have accepted or are conclusively presumed to have accepted the Plan, are deemed to have accepted the Modifications and the Plan.

     C.   EXEMPTION FROM SECURITIES LAWS.

          Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors' transmittal of the Plan solicitation packages and its solicitation of acceptances of the Plan is not governed by nor subject to, any otherwise applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors, the Committee, and their respective directors, officers, employees, agents, and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

     D.   EXEMPTION FROM TAXATION.

          All transfers contemplated herein, whether by the Purchaser Transcom, or by the Liquidating Trust, shall be free and clear of any and all transfer taxes from which the transfer of property is exempt pursuant to section 1146(c) of the Bankruptcy Code. Pursuant to section 1146(c) of the Bankruptcy Code, all filing officers (including without limitation those state, county, city, parish and local authorities of Texas, or any of the United States) are directed to accept for recording or filing, and to record or file, any documents which are intended to be recorded or filed and which are presented to them for recording or filing immediately upon presentation thereof, and such filing or recordation of any of such documents are exempt from, and shall not be taxed under, any state or local law imposing a recording tax, stamp tax, transfer tax, sales tax, or similar tax. Pursuant to the Plan, the Transcom Purchaser and the Liquidating Trust is empowered to execute, and all state, county, city, parish and local authorities of the United States, including without limitation those of Texas, are authorized and directed to accept for filing, and to record, any and all appropriate and necessary documentation, including a certified copy of the Plan and the Confirmation Order, to evidence the sale, transfer, assumption, assignment, rejection, cancellation, termination, release or discharge of any and all property interests contemplated herein. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the creation or transfer of any mortgage, deed of trust, or other security interest; (2) the making or assignment of any lease or sublease; (3) or the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any agreements or consolidation, deeds, bills of sale, assignments, assumptions, or delegations of any asset, property, right, liability, duty, or obligation; or (4) the making or delivery of any instruments of transfer executed in connection with any foregoing, shall not be subject to any stamp tax, sales tax, real estate transfer tax, or similar tax and the appropriate state or local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     E. COMPLIANCE WITH CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE.

          As set forth in Section I.B of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code. However, to the extent that the Debtors have failed to comply with the requirements of section 1129 (a)(8), the Debtors have otherwise complied with all other provisions of section 1129, and the Debtors have asked for confirmation of the Plan under the so-called cramdown provisions of section 1129(b). Cramdown of the Plan is appropriate since the Plan does not discriminate unfairly, and the Plan is fair and equitable with respect to each class of claims or interests.

          Specifically, as to secured claimants, the Debtors have demonstrated compliance with section 1129(b)(2)(A) in that the Debtors have sufficient cash on hand to pay the allowed amount of the Barton claim and other secured claimants as of the Effective Date of the Plan. Secured Claimant Terrell has agreed to his treatment under the Plan. In addition, Transcom's secured claim has been resolved by the Transcom offsetting Note obligation and related Subordination Agreement.

          As to unsecured claimants, the Debtors have demonstrated compliance with section 1129(b)(2)(B)(ii) in that no junior class will receive any disbursement under the Plan since all equity interests are cancelled under the Plan.

          The Debtors have also demonstrated compliance with section 1129(b)(2)(C)(ii) in that no junior class of interest holders will receive any disbursement under the Plan since all equity interests are cancelled under the Plan.

          Finally, it appears that virtually all creditors have voted in favor of the Plan and believe that the Plan will provide them a better distribution than would otherwise be available should the Plan not be confirmed. Therefore, the debtors have met, and the Court hereby accepts confirmation of the Plan under the Cram down provisions of section 1129(b) of the Bankruptcy Code.

     F.   AGREEMENTS AND OTHER DOCUMENTS.

          The Debtors have disclosed all material facts regarding the sale of assets to the Purchaser. Nothing herein shall modify the terms of those certain stipulations by and between the Debtors, Cisco and Sunrise.

III. ORDER.

     ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

     A.   CONFIRMATION OF THE PLAN.

          The Plan and each of its provisions shall be, and hereby is, confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, overruled.

     B.   EFFECTS OF CONFIRMATION.

          1.   Immediate Effectiveness; Successors and Assigns.

          Pursuant to Bankruptcy Rule 3020(e), and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be, and hereby are, deemed binding upon the Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected, or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to executory contracts and unexpired leases and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described herein above and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

          2.   Vesting of Assets.

          Title to the Property, real or personal, of the Debtors or the Debtors' Estates, including the Cash and Notes derived from the Sale to the Purchaser, and the Debtor Actions, shall vest in the Liquidating Trust on the Effective Date of this Plan as provided in the Plan.

          3.   Cancellation of Debtor's Common Stock.

          On the Effective Date, the Common Stock of Debtors and all warrants to purchase such stock shall be canceled and have no further force and effect without any further action on the part of Debtors or the Liquidating Trust./15/

          4.   Release of Liens.

          On the Effective Date, except as otherwise provided in this Confirmation Order or the Plan, as to the ad valorem tax lien claimants pursuant to applicable state law, all mortgages, deeds of trust, liens, or other security interests against the property of the Estate, or against property that is collateral for any obligation of Debtors, shall be fully released and discharged, and all of the rights, titles, and interests of any holder of such mortgages, deeds of trust, liens, or other security interests shall revert to the Liquidating Trust.

     C.   CLAIMS BAR DATES.

          1.   Bar Dates for Administrative Claims.

               a.   General Bar Date Provisions.

----------
/15/ To the extent necessary, the Liquidating Trust is hereby empowered to file with any governmental agencies such filings as may be required under any securities law.

          Except as otherwise provided in Section III.C.l.b below, unless previously filed, requests for payment of Administrative Claims must be filed and served on the Debtors counsel, and the Liquidating Trust, pursuant to the procedures specified in the Confirmation Notice (as defined below), no later than 60 days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Claims and that do not file and serve a request by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, or the Liquidating Trust or their respective property and such Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be filed and served on the Debtors counsel, the Liquidating Trust, no later than 20 days after the filing of the applicable request for payment of Administrative Claims.

               b. Ordinary Course Liabilities.

          Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their business shall not be required to file or serve any request for payment of such Claims. The Purchaser shall satisfy such claims.

          2. Bar Date for Rejection Damages Claims.

          If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against Debtors, or the Liquidating Trust, unless a proof of Claim is filed and served on the Liquidating Trust and its counsel pursuant to the procedures specified in the Plan and the Confirmation Notice or another order of this Bankruptcy Court, no later than 30 days after the service of the Confirmation Notice.

          3. Payment.

     On the Effective Date, all remaining Cash placed at the law firm of Hughes & Luce, LLP as a result of the Sale to the Purchaser shall be delivered by wire transfer to the account of the Liquidating Trust./16/

          A. Payment of Allowed Priority Claims and Professional Fees Due in the Ordinary Course

     On and after the Effective Date, the Liquidating Trust shall cause all Allowed Priority Claims to be paid in accordance with the Plan. To the extent that any request for payment of professional fees has otherwise been noticed in accordance with the guidelines for such fee payments, and such payments were noticed prior to Confirmation but did not come due until after Closing of the Sale to the Purchaser, the Liquidating Trust shall make such payments to such professionals in the ordinary course.

          B. Payment of United States Trustee Fees

     Upon and after the Effective Date, the Liquidating Trust shall timely pay all fees due to the United States Trustee pursuant to 28 U.S.C. (S) 1930(a).

          C. Cash Collateral.

     Notwithstanding the Confirmation of the Plan, the Debtors shall abide by any required terms of any Cash Collateral Order in effect on the Confirmation Date until the Effective Date. Upon the Effective Date, the Cash Collateral Orders entered in these cases affecting such secured Creditors shall become null and void, however, the Committee shall retain all objections to claims and any rights to object to Claims that were in place as of the Confirmation, and all such rights and claims shall be transferred to the Liquidating Trust.

----------
/16/ Of the $2,460,914.81 delivered to H&L, $400,000.00 was wired to Cisco on June 2, 2003, and the Debtors are authorized to pay from the remaining funds the fee invoices of the Committee and Debtor counsel which the Debtors.

          D. Plan Confirmation Closing

     One or more Closings shall be conducted in the offices of Hughes & Luce, L.L.P., at 10:00 a.m. on that business day selected by the Debtors and the Liquidating Trustee on or after the Confirmation for consummation of some or all of the transactions contemplated by the Plan (the "Closing Date"). All references in the Plan to a Closing Date shall refer to the Closing Date designated for the transaction involved, and all such Closings are referred to herein collectively as the "Closing."

          E. Debtors' Obligations at Closing on the Effective Date.

     The following shall occur at the Closing on the Effective Date:

     1. Cancellation of Stock. All Interests in the Debtors shall be canceled.

     2. Establishment of the Liquidating Trust. The Debtors shall take all actions and execute and deliver any and all documents or other instruments as may be reasonably necessary to cause the creation of the Liquidating Trust, including, without limitation, execution of the Trust Agreement attached hereto as Exhibit B.

     3. Transfer of the Sale Cash and Notes. The Debtors shall transfer, execute and deliver to the Liquidating Trust (a) the remaining Cash held at Hughes & Luce, L.L.P., (b) the Notes and all other Sale documents, including assignment of liens, and (c) the Debtors shall take all other actions and execute and deliver any and all other documents or other instruments as may be reasonably necessary or appropriate to effectuate the provisions or purposes of the Plan. Upon completion of the above-referenced transfers, the Liquidating Trust shall succeed to all of the rights and obligations of the Debtors under the Sale by and between the Debtors and Transcom, and any other prevailing order or stipulation between the Debtors and any other party.

----------
testified came due, without objection, in the ordinary course on June 2, 2003.

          F. Closing Documentation.

     The Debtors shall prepare all documentation to be executed in connection with the Plan and/or the Closing, subject to approval, if requested, of the Court. Michael G. Donohoe is designated as the person with authority to sign all documents and agreements necessary to consummate the Plan on behalf of the Debtors.

          G. Administration of the Debtors. Upon the Effective Date (a) the operations and business affairs of the Debtors will be administered by the Liquidating Trust and the Liquidating Trustee shall have authority to take any action and execute any document on behalf of the Debtors, including those which would otherwise be executed by the officers or directors of the Debtors, (b) Hughes & Luce, L.L.P., the counsel for the Debtors, shall no longer be employed by the Debtors and Hughes & Luce, L.L.P. shall have no further duties or obligations to the Debtors (and none to the Liquidating Trust unless such Liquidating Trust subsequently engages the services of Debtor's counsel) other than to file and review fee applications of professionals (but only as to fees incurred prior to the Effective Date), (c) the Creditors Committee shall be dissolved, (d) counsel for the Committee, Michelle Shriro, shall become counsel for the Liquidating Trust, (e) except as to their obligations to cooperate with the Liquidating Trust pursuant to terms of the Employee Stay Put Order, the officers and the directors of the Debtors shall be deemed to have resigned effective as of the Effective Date, (f) the Neutral Expert shall be deemed to have concluded his duties to the Debtors.

          H. Notices and Reports. Whenever the Liquidating Trustee or other party is obligated to give notice, file pleadings or to submit reports or other information relating to the Cases, the Liquidating Trustee shall provide a copy by mail to all Persons listed on the Master Service List for the Cases as of the date of Confirmation.

          I. Preservation of the Debtors' Affirmative Claims.

     Except as otherwise provided in the Plan, the allowance of any pre-petition Claim, the resolution of any Disputed Claim, or the payment of such Claims shall not, absent an express contrary ruling by the Court, operate as a bar, by application of the principles of res judicata or collateral estoppel, to the recovery of pre-petition Claims or the exercise of any right of setoff held by the Debtors, succeeded to by the Liquidating Trustee, with respect to the Claims held by the affected Claimants. To the extent such right of offset is not resolved in the Claim objection process, any affected Claimant (and the Liquidating Trustee, in the shoes of the Debtors) shall retain its right of offset of mutual claims as provided in section 553 of the Bankruptcy Code.

          J. Releases

     Except as otherwise provided in the Plan and this Confirmation Order, or except as to acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, any consideration distributed under the Plan to creditors shall be in full exchange for and in complete satisfaction, discharge and release of all Claims, Liens, encumbrances, causes of action, demands, and lawsuits of any Creditor or Interest Holder against the Debtors, or their post-petition officers, directors, employees, agents or attorneys (other than those persons who were insiders of Transcom prior to the Closing of the Sale of substantially all of the Debtors assets) and such Claims and Liens are deemed to be extinguished, released, compromised, settled, and discharged, and shall not be asserted or pursued in any manner against the Debtors, or the Liquidating Trust (except for those liabilities expressly retained or assumed by the Liquidating Trust), or their post-petition officers, directors, employees, agents or attorneys (other than those persons who were insiders of Transcom prior to the Closing of the Sale of substantially all of the Debtors assets) after the Effective Date of the Plan. Subject to Sections 524 and 1141 of the Bankruptcy Code, the releases described herein shall not preclude police, federal, tax, or regulatory agencies from fulfilling their statutory duties. On the Effective Date, all parties receiving and providing releases herein shall execute a general release, provided that failure to execute such general release shall in no way limit or affect the release granted hereunder, provided, however, that nothing in this paragraph shall effect or release any rights of Verizon. Except as otherwise provided, all injunctions or stays provided for in the Cases pursuant to (S)(S) 105 or 362 of the Bankruptcy Code or otherwise existing on the Confirmation Date shall remain in full force and effect to the extent allowed by the Bankruptcy Code and applicable law.

          K. Substantial Consummation. The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, shall be, and hereby is, deemed to occur on the Effective Date.

          L. Final Order.

     This is a final Order and is effective immediately upon entry, and this Court hereby authorizes the transactions contemplated hereunder to close immediately, thereby waiving the requirements of Bankruptcy Rule 6004(g).

          M. Resolution Of Objections.

     Debtors have resolved each of the objections to the Plan through one or more of the Technical Corrections to the Plan, and each such resolution shall be, and hereby is, approved:

          N. Notice Of Entry Of Confirmation Order.

     Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Liquidating Trust shall be, and hereby is, directed to serve a notice of the entry of this Confirmation Order and the establishment of Bar Dates for certain Administrative Claims and rejection claims hereunder (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 20 Business Days after the Confirmation Date; provided, however, that the Liquidating Trust shall be obligated to serve the Confirmation Notice only on the record holders of Claims as of the Confirmation Date.

Dated: June 5, 2003


                                              /s/ Steven Felsenthal
                                              ----------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                       EXHIBIT A TO THE CONFIRMATION ORDER

-------------------------------------------------------------------------------------------------------------------------
Non-Debtor Contract Party             Agreement Name/Description                                            Cure Amount
-------------------------------------------------------------------------------------------------------------------------
Broadwing Communication               Master Service Agreement dated February 28, 2001 as                   $   60,000.00
Services, Inc.                        amended and supplemented; Settlement Agreement as approved by
                                      Bankruptcy Court Order dated January 28, 2003
-------------------------------------------------------------------------------------------------------------------------
Campbell Road Village (Ippolito)      Gross Standard Shopping Center Lease dated May 19, 2000               $    1,455.17
-------------------------------------------------------------------------------------------------------------------------
Dell Financial Services               Lease dated August 1, 2001                                            $   10,238.32
-------------------------------------------------------------------------------------------------------------------------
Electronic Data Systems               Sublease Agreement September 27, 2002                                 $          --
Corporation (EDS)
-------------------------------------------------------------------------------------------------------------------------
Gulfcoast Workstation Corp            Equipment Lease Agreement dated February 2, 2002                      $   20,000.00
-------------------------------------------------------------------------------------------------------------------------
Illuminet, Inc.                       Connectivity Service Agreement dated October 4, 2000                  $   18,116.95
-------------------------------------------------------------------------------------------------------------------------
IpVerse/Nexverse                      Software Licenses Agreement dated April 11, 2001                      $  746,144.25
-------------------------------------------------------------------------------------------------------------------------
IX-2 Networks                         License Agreement for Use of Collocation Space dated March 28, 2000   $          --
-------------------------------------------------------------------------------------------------------------------------
Looking Glass Networks                Looking Glass Service Agreement dated December 2001                   $    1,062.00
-------------------------------------------------------------------------------------------------------------------------
OneStar Long Distance                 Wholesale Service Agreement dated November 12, 2002                   $          --
-------------------------------------------------------------------------------------------------------------------------
Pae Tee Communications, Inc.          Wholesale Local Service Agreement dated July 2002                     $   27,289.38
-------------------------------------------------------------------------------------------------------------------------
RiverRock Systems, Ltd.               Application Service Provider Agreement date May 1, 2001               $   86,029.48
-------------------------------------------------------------------------------------------------------------------------
Sun Microsystems, Inc.                Sun Microsystems, Inc. Customer Agreement dated March 28, 2001        $   27,687.33
-------------------------------------------------------------------------------------------------------------------------
The CIT Group                         Lease Agreement dated October 16, 2001                                $    1,076.50
-------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation      Master Service Agreement dated June 14, 2001, as amended              As Agreed
-------------------------------------------------------------------------------------------------------------------------
Transcom Communication Corporation    Master Service Agreement dated August 15, 2001, as supplemented       $1,192,229.61
-------------------------------------------------------------------------------------------------------------------------
Barr Tel/ColoCentral                  Master Services Agreement                                             $          --
-------------------------------------------------------------------------------------------------------------------------
C2C Fiber, Inc. n/k/a Capital         Master Services Agreement dated August 31, 2001                       $          --
Telecommunications, Inc.
-------------------------------------------------------------------------------------------------------------------------

Cytus Communication                   Master Services Agreement dated December 20, 2002                     $          --
-------------------------------------------------------------------------------------------------------------------------
ePhone Telecom, Inc.                  Master Services Agreement dated April 3, 2002                         $          --
-------------------------------------------------------------------------------------------------------------------------
Excel Telecommunications, Inc.        Master Services Agreement dated January 19, 2001                      $          --
-------------------------------------------------------------------------------------------------------------------------
Florida Digital Network               Master Services Agreement dated September 7, 2001                     $          --
-------------------------------------------------------------------------------------------------------------------------
Go-Comm, Inc.                         Master Services Agreement dated April 1, 2002                         $          --
-------------------------------------------------------------------------------------------------------------------------
Grande Communications Networks,       Master Services Agreement dated April 13, 2001                        $          --
Inc.
-------------------------------------------------------------------------------------------------------------------------
IDT Telecom LLC                       Master Services Agreement dated February 12, 2002                     $          --
-------------------------------------------------------------------------------------------------------------------------
IONEX Telecommunications, Inc.        Master Services Agreement dated October 28, 2002                      $          --
-------------------------------------------------------------------------------------------------------------------------
ITC DeltaCom Communications, Inc.     Master Services Agreement dated September 25, 2002                    $          --
-------------------------------------------------------------------------------------------------------------------------
ITXC Corporation                      Master Services Agreement dated September 31, 2002                    $          --
-------------------------------------------------------------------------------------------------------------------------
Linx Communications, Inc.             Master Services Agreement dated June 5, 2002                          $          --
-------------------------------------------------------------------------------------------------------------------------
Macro Communications, Inc.            Master Services Agreement dated December 3, 2002                      $          --
-------------------------------------------------------------------------------------------------------------------------
Novatel, Inc.                         Reciprocal Services Agreement dated January 18, 2002                  $          --
-------------------------------------------------------------------------------------------------------------------------
Novolink Communications, Inc.         Reciprocal Services Agreement dated January 10, 2002                  $          --
-------------------------------------------------------------------------------------------------------------------------
Orion Telecommunications              Master Services Agreement dated August 13, 2001                       $          --
Corporation
-------------------------------------------------------------------------------------------------------------------------
TCAST Communications, Inc.            Master Services Agreement dated July 10, 2002                         $          --
-------------------------------------------------------------------------------------------------------------------------
Telic Communications, Inc.            Master Services Agreement dated September 21, 2001                    $          --
-------------------------------------------------------------------------------------------------------------------------
Transcom Communications, Inc.         Master Services Agreement dated February 16, 2001                     $          --
-------------------------------------------------------------------------------------------------------------------------
TXU Communications Telecom            Master Services Agreement dated April 9, 2002                         $          --
Services Company
-------------------------------------------------------------------------------------------------------------------------
Voice Exchange, Inc.                  Master Services Agreement dated May 2, 2002                           $          --
-------------------------------------------------------------------------------------------------------------------------
Webtel Wireless, Inc.                 Master Services Agreement dated July 19, 2002                         $          --
-------------------------------------------------------------------------------------------------------------------------

WorldxChange Corporation              Master Services Agreement dated August 15, 2002                       $          --
-------------------------------------------------------------------------------------------------------------------------
World Link Telecom, Inc.              Master Services Agreement dated October 9, 2002                       $          --
-------------------------------------------------------------------------------------------------------------------------
XTEL                                  Master Services Agreement                                             $          --
-------------------------------------------------------------------------------------------------------------------------
TRC Telecom, Inc.                     Master Services Agreement dated December 20, 2001                     $          --
-------------------------------------------------------------------------------------------------------------------------
Capital Telecommunications, Inc.      Master Services Agreement dated March 19, 2001                        $          --
-------------------------------------------------------------------------------------------------------------------------
SafeTel, Inc.                         Master Services Agreement dated June 27, 2002                         $          --
-------------------------------------------------------------------------------------------------------------------------
CT Cube LP                            Master Services Agreement dated September 25, 2002                    $          --
-------------------------------------------------------------------------------------------------------------------------
CGKC&H Rural Cellular #2              Master Services Agreement dated September 25, 2002                    $          --
-------------------------------------------------------------------------------------------------------------------------
Dollar Phone Corporation              Master Services Agreement dated February 4, 2003                      $          --
-------------------------------------------------------------------------------------------------------------------------
Pae Tec Communications, Inc.          Reciprocal Services Agreement dated July 15, 2002                     $          --
-------------------------------------------------------------------------------------------------------------------------
MCI Worldcom Network Services, Inc.   Termination Services Agreement dated July 31, 2001                    $          --
-------------------------------------------------------------------------------------------------------------------------
McGregor Bay Communications, Inc.     Agency Agreement dated March 18, 2002                                 $          --
-------------------------------------------------------------------------------------------------------------------------
Chip Greenberg Studios, Inc.          Agency Agreement dated July 25, 2002                                  $          --
-------------------------------------------------------------------------------------------------------------------------
CallNet, L.L.C.                       Agency Agreement dated June 27, 2001                                  $          --
-------------------------------------------------------------------------------------------------------------------------
Barry L. Greenspan                    Agency Agreement dated January 10, 2002                               $          --
-------------------------------------------------------------------------------------------------------------------------
Brandon J. Becicka                    Agency Agreement dated May 9, 2002                                    $          --
-------------------------------------------------------------------------------------------------------------------------
                                                                                                            $2,191,328.99
=========================================================================================================================

                       EXHIBIT B TO THE CONFIRMATION ORDER

Jeffrey R. Fine
State Bar No. 07008410
Matthew J. Cleaves
State Bar No. 24004442
Daniel I. Morenoff
State Bar No. 24032760
HUGHES & LUCE, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
(214) 939-5500
Telecopy (214) 939-5849

ATTORNEYS FOR THE DEBTORS

                      IN THE UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                               (S)   CASE NO. 02-38600-SAF-11
                                     (S)
DATAVON, INC., et al.,               (S)   CHAPTER 11
                                     (S)   (Jointly Administered)
               DEBTORS.              (S)
                                     (S)   Hearing Date: June 2, 2003
                                     (S)   Hearing Time: 1:30 p.m.

       JOINT PLAN OF REORGANIZATION OF DATAVON, INC., DTVN HOLDINGS, INC.,
      ZYDECO EXPLORATION, INC. AND VIDEO INTELLIGENCE, INC. (WITH TECHNICAL
                         AMENDMENTS DATED JUNE 2, 2003)

                                     HUGHES & LUCE, L.L.P.

                                     1717 Main Street, Suite 2800
                                     Dallas, TX 75201
                                     Telephone: (214) 939-5500
                                     Telecopy: (214) 939-5849

                                     Attorneys for DataVoN, Inc.,
                                     DTVN  Holdings, Inc.,
                                     Zydeco Exploration, Inc. and
                                     Video Intelligence, Inc.

DATED: February 28, 2003

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I     INTRODUCTION ...........................................................................1

ARTICLE II    DEFINITIONS ............................................................................1

   A.   Defined Terms ................................................................................1
        1.    "Administrative Claim ..................................................................1
        2.    "Administrative Claims Bar Date ........................................................2
        3.    "Allowed Claim .........................................................................2
        4.    "APA ...................................................................................2
        5.    "Assets ................................................................................2
        6.    "Assumed Leases and Contracts ..........................................................2
        7.    "Assumption List .......................................................................2
        8.    "Bankruptcy Code .......................................................................2
        9.    "Bankruptcy Court ......................................................................2
        10.   "Bankruptcy Rules ......................................................................3
        11.   "Bar Date ..............................................................................3
        12.   "Bid Selection Committee ...............................................................3
        13.   "Board of Directors ....................................................................3
        14.   "Business Day ..........................................................................3
        15.   "Bid Procedure Order ...................................................................3
        16.   "Cases .................................................................................3
        17.   "Cash ..................................................................................3
        18.   "Cash Proceeds .........................................................................3
        19.   "Transcom ..............................................................................3
        20.   "Chapter 5 Actions .....................................................................3
        21.   "Claim .................................................................................3
        22.   "Claimant ..............................................................................4
        23.   "Class .................................................................................4
        24.   "Confirmation ..........................................................................4
        25.   "Confirmation Order ....................................................................4
        26.   "Contingent Claims .....................................................................4
        27.   "Creditor ..............................................................................4
        28.   "Creditors Committee ...................................................................4
        29.   "Cure Amount Claims.....................................................................4
        30.   "Debtors ...............................................................................4
        31.   "Deficiency Claim ......................................................................4
        32.   "Disclosure Statement ..................................................................4
        33.   "Disputed Claim ........................................................................4
        34.   "Distribution Funds ....................................................................5
        35.   "Distribution Record Date ..............................................................5
        36.   "Effective Date ........................................................................5

        37.   "Escrow Amount .........................................................................5
        38.   "Estates ...............................................................................5
        39.   "Executory Contract ....................................................................5
        40.   "Existing Common Stock .................................................................5
        41.   "Fee Claim .............................................................................5
        42.   "Final Distribution Date ...............................................................5
        43.   "Final Order ...........................................................................5
        44.   "Initial Distribution Date .............................................................6
        45.   "Interest ..............................................................................6
        46.   "Interim Distribution Date(s) ..........................................................6
        47.   "Letter of Intent ......................................................................6
        48.   "Person ................................................................................6
        49.   "Petition Date .........................................................................6
        50.   "Plan ..................................................................................6
        51.   "Plan Supplement .......................................................................6
        52.   "Priority Tax Claims ...................................................................6
        53.   "Pro Rata ..............................................................................6
        54.   "Professional ..........................................................................6
        55.   "PNG ...................................................................................6
        56.   "Purchased Assets ......................................................................6
        57.   "Purchaser .............................................................................7
        58.   "Reinstated ............................................................................7
        59.   "Rejected Leases and Contracts .........................................................7
        60.   "Rejection Claim .......................................................................7
        61.   "Rejection List ........................................................................7
        62.   "Remaining Assets ......................................................................7
        63.   "Schedules .............................................................................8
        64.   "Secured Claim .........................................................................8
        65.   "Supplement Deadline ...................................................................8
        66.   "Trust .................................................................................8
        67.   "Trust Agreement .......................................................................8
        68.   "Trust Assets ..........................................................................8
        69.   "Trustee ...............................................................................8
        70.   "Unexpired Lease .......................................................................8
        71.   "Unsecured Claim .......................................................................8

   B.   Rules of Interpretation and Computation of Time ..............................................8
        1.    Rules of Interpretation ................................................................8
        2.    Computation of Time ....................................................................9

ARTICLE III   CLASSIFICATION OF CLAIMS AND INTERESTS .................................................9
        1.    Class 1 - Unsecured Non-Tax Priority Claims ............................................9
        2.    Class 2 - Secured Claims ...............................................................9
        3.    Class 3 - Convenience Claims ...........................................................9
        4.    Class 4 - General Unsecured Claims ....................................................10

        5.    Class 5 - Equity Interests ............................................................10

ARTICLE IV    TREATMENT OF CLASSES OF CLAIMS AND INTERESTS ..........................................10

   A.   Unclassified Claims .........................................................................10
        1.    Administrative Claims .................................................................10
        2.    Priority Tax Claims ...................................................................10

   B.   Classified Claims ...........................................................................11
        1.    Class 1 - Unsecured Non-Tax Priority Claims ...........................................11
        2.    Class 2 - Secured Claims ..............................................................11
        3.    Class 3 - Convenience Claims ..........................................................11
        4.    Class 4 - General Unsecured Claims ....................................................12
        5.    Class 5 - Equity Interests ............................................................12

ARTICLE V     MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN ...................................12

   A.   Sale of the Purchased Assets ................................................................12

   B.   Creation of the Trust .......................................................................12
        1.    Transfer of assets ....................................................................13
        2.    Powers and duties of the Trustee ......................................................13
        3.    Compensation ..........................................................................17

ARTICLE VI    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .................................18

   A.   Unexpired Leases and Executory Contracts to Be Assumed and Assigned .........................18
        1.    Assumption and Assignment Generally ...................................................18
        2.    Approval of Assumptions and Assignments ...............................................18
        3.    Payments Related to the Assumption of Executory Contracts and Unexpired Leases ........18

   B.   Executory Contracts and Unexpired Leases to Be Rejected .....................................19
        1.     Rejection Generally ..................................................................19
        2.     Bar Date for Rejection Damages .......................................................19

ARTICLE VII   PROVISIONS GOVERNING DISTRIBUTIONS ....................................................19

   A.   Delivery of Distributions ...................................................................19

   B.   Distribution Record Date ....................................................................19

   C.   Timing and Calculation of Amounts to Be Distributed .........................................20
        1.    Generally .............................................................................20
        2.    Distributions to Classes ..............................................................20
        3.    De Minimis Distributions ..............................................................21
        4.    Compliance with Tax Requirements ......................................................21

   D.   Surrender of Canceled Instruments ...........................................................21
        1.    Tender of Notes or other Instruments ..................................................21

        2.    Lost, Stolen, Mutilated, or Destroyed Notes or other Instruments ......................21

   E.   Undeliverable Distributions .................................................................22
        1.    Holding of Undeliverable Distributions ................................................22
        2.    Failure to Claim Undeliverable Distributions ..........................................22

   F.   Setoffs .....................................................................................22

ARTICLE VIII  PROCEDURES FOR RESOLVING DISPUTED CLAIMS ..............................................23

   A.   Authority to Prosecute Objections to Claims .................................................23

   B.   Treatment of Disputed Claims ................................................................23

   C.   Distributions on Account of Disputed Claims Once Allowed ....................................23

   D.   Procedure for Resolution of Disputed Claims .................................................23
        1.    Allowance of Disputed Claims or Interests .............................................23
        2.    Determination of Disputed Claims ......................................................23

ARTICLE IX    CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN .....................24

   A.   Conditions to Confirmation ..................................................................24

   B.   Conditions to the Effective Date ............................................................24

   C.   Waiver of Conditions to the Confirmation or Effective Date ..................................24

   D.   Effect of Nonoccurrence of Conditions to the Effective Date .................................25

ARTICLE X     CRAMDOWN ..............................................................................25

ARTICLE XI    DISCHARGE, TERMINATION, AND INJUNCTION ................................................25

   A.   Discharge of Claims and Termination of Interests ............................................25

   B.   Injunctions .................................................................................26

   C.   Vesting .....................................................................................27

ARTICLE XII   RETENTION OF JURISDICTION .............................................................27

ARTICLE XIII  MISCELLANEOUS PROVISIONS ..............................................................28

   A.   Dissolution of the Creditors Committee ......................................................28

   B.   Limitation of Liability .....................................................................29

   C.   Modification of the Plan ....................................................................29

   D.   Revocation of the Plan ......................................................................29

   E.   Severability of Plan Provisions .............................................................30

   F.   Successors and Assigns ......................................................................30

   G.   Service of Documents ........................................................................30

Exhibit 1   Trust Agreement

                                    ARTICLE I
                                  INTRODUCTION

     DataVoN, Inc. ("DataVoN"), DTVN Holdings, Inc. ("DTVN"), Zydeco Exploration, Inc. ("Zydeco") and Video Intelligence, Inc. ("VI") (collectively, the "Debtors") propose the following Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (the "Plan"). Reference is made to the Disclosure Statement for the Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (the "Disclosure Statement"), for a discussion of the history and business operations of the Debtors and for a summary and analysis of this Plan. All parties-in-interest are encouraged to review the Disclosure Statement thoroughly before voting to accept or reject this Plan.

================================================================================
     THE DEBTORS' MANAGEMENT AND THE UNSECURED CREDITOR'S COMMITTEE HAVE REVIEWED THE DISCLOSURE STATEMENT AND PLAN AND RECOMMEND THAT YOU
     ACCEPT THE PLAN BY CASTING YOUR BALLOT TO VOTE IN FAVOR OF THE PLAN. A
     COPY OF THE DEBTORS' LETTER AND THE UNSECURED CREDITORS' COMMITTEE'S
     LETTER RECOMMENDING APPROVAL OF THE PLAN IS ATTACHED TO THESE
     MATERIALS.
================================================================================

                                   ARTICLE II
                                   DEFINITIONS

A.   Defined Terms

     As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors, such as wages, salaries, commissions for services, and payments for inventories, leased equipment and premises, and real and personal ad valorem taxes; (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses awarded or allowed under sections

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 1

330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C.
(S)(S) 1911-1930.

     2. "Administrative Claims Bar Date" means sixty (60) days after the Effective Date.

     3. "Allowed Claim" means:

          a. a Claim that (i) has been listed by one of the Debtors on its Schedules as other than disputed, contingent, or unliquidated and (ii) is not otherwise a Disputed Claim;

          b. a Claim (i) for which a proof of claim or request for payment of Administrative Claim has been filed by the Bar Date, or otherwise been deemed timely filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

          c. a Claim that is allowed: (i) in any stipulation of amount and nature of claim executed by one of the Debtors or a successor and a Claimant on or after the Effective Date; (ii) in any contract, instrument, or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

     4. "APA" means the asset purchase agreement between the Debtors and the Purchaser, containing terms substantially similar to the terms set forth in the Letter of Intent, which will be filed with the Bankruptcy Court on or before the Supplement Deadline.

     5. "Assets" means all assets of the Debtors, including, but not limited to, Cash, real property, personal property, equipment, machinery, fixtures, work in process, intellectual property, trademarks and trade names, notes and other accounts receivable, stock and income, and receipts therefrom, all Cash and non-Cash proceeds from any source of any kind or nature claimed, owned or held by or to be received by the Debtors, and any other rights and interests of the Debtors, as defined by section 541 of the Bankruptcy Code.

     6. "Assumed Leases and Contracts" means the Unexpired Leases and Executory Contracts of the Debtors that will expressly be assumed and assigned to the Purchaser under the APA.

     7. "Assumption List" means the list of Assumed Leases and Contracts (and any other liabilities which will be assumed by the Purchaser), which will be filed with the Bankruptcy Court and served on all parties to the Assumed Leases and Contracts (and any other Creditors whose liabilities will be assumed by the Purchaser), on or before the Supplement Deadline.

     8. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.
(S)(S) 101-1330, as now in effect or hereafter amended.

     9. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or such other court having jurisdiction over the Cases and, to the extent of any reference made pursuant to 28 U.S.C. (S) 157, the bankruptcy unit of such District Court.

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 2

     10. "Bankruptcy Rules" means the rules of procedure in bankruptcy cases and local rules applicable to cases pending before the Bankruptcy Court, as the same may from time to time be in effect and applicable to these cases.

     11. "Bar Date" means the date by which a proof of claim must have been filed or any other applicable deadline established by a Final Order of the Bankruptcy Court.

     12. "Bid Selection Committee" means the committee established in the Bid Procedure Order, consisting of: Henry Jordan, Teton Enterprises, Inc.'s designated representative; Lee Grant, Cavalier Telephone, LLC's designated representative; Dan Dixon and William Snyder of CRP; Counsel to the Committee, Michelle Shriro; Counsel to Teton Enterprises, Stephanie Curtis; Counsel to the Debtors, Jeffrey Fine; and DataVoN's Chief Restructuring Officer, Mike Donohoe.

     13. "Board of Directors" means the board of directors of the Debtors.

     14. "Business Day" means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     15. "Bid Procedure Order" means the Order Granting the Debtors' Motion For Entry Of Orders (i) Authorizing And Approving Sale Of Substantially All Assets Free And Clear Of Liens, Claims, Encumbrances, Interests And Exempt From Any Stamp, Transfer, Recording Or Similar Tax; (ii) Authorizing Assumption And Assignment Of Executory Contracts And Unexpired Leases (iii) Establishing Auction Date, Related Deadlines And Bid Procedures; (iv) Approving The Form And Manner Of Sale Notices; And (v) Approving Break-Up Fees In Connection With The Solicitation With Higher or Better Offers, which was entered by the Bankruptcy Court on February 21, 2003.

     16. "Cases" means the bankruptcy cases entitled In re DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (jointly administered under Case No. 02-38600-SAF-11) pending in the Bankruptcy Court.

     17. "Cash" means cash, cash equivalents, or other readily marketable securities or instruments.

     18. "Cash Proceeds" means the total Cash that the Debtors receive from the Purchaser under the APA.

     19. "Transcom" means Transcom, Inc., a corporation organized under the laws of the State of Texas.

     20. "Chapter 5 Actions" means causes of actions, rights, and defenses of the Debtors under chapter 5 of the Bankruptcy Code.

     21. "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 3

     22. "Claimant" means a holder of a Claim.

     23. "Class" means any group of substantially similar Claims or Interests as classified in Article III herein pursuant to section 1123(a)(1) of the Bankruptcy Code.

     24. "Confirmation" means the date on which the Bankruptcy Court enters the Confirmation Order.

     25. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

     26. "Contingent Claims" or "Unliquidated Claims" means the Claims (i) listed as contingent or unliquidated, respectively, in the Schedules, as such may be amended, supplemented or otherwise modified from time to time in a filing with the Bankruptcy Court in accordance with applicable Bankruptcy Rules or (ii) otherwise filed as contingent or unliquidated, respectively, in a proof of claim timely filed with the clerk of the Bankruptcy Court.

     27. "Creditor" means the holder of an Allowed Claim.

     28. "Creditors Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Cases pursuant to section 1102 of the Bankruptcy Code on or about December 4, 2002.

     29. "Cure Amount Claims" means a Claim based on a default pursuant to an Unexpired Lease or Executory Contract at the time such lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

     30. "Debtors" mean collectively, DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc., the debtors and debtors-in-possession in these Cases.

     31. "Deficiency Claim" means a Claim equal to the amount, if any, by which the total Allowed Claim of any Creditor exceeds the sum of (i) any setoff rights of the Creditor against such Debtor provided for by applicable law and preserved by section 553 of the Bankruptcy Code, plus (ii) the portion of such Claim that is a Secured Claim; provided, however, that if the Class of which such Claim is a part makes the election provided for by section 1111(b) of the Code, there shall be no Deficiency Claim in respect of such Claim.

     32. "Disclosure Statement" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified, or supplemented.

     33. "Disputed Claim" or "Disputed Interest" means a Claim or Interest, respectively, (i) scheduled on the Debtors' schedules as disputed or (ii) to the extent a proof of claim has been timely filed or deemed timely filed under applicable law or under this Plan, as to which an objection has been timely filed

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 4
and has not been withdrawn on or before any date fixed for filing such objections by the Plan or order of the Bankruptcy Court and has not been denied by a Final Order.

     34. "Distribution Funds" means the Cash held by the Trust which will be used to satisfy the Allowed Claims in Classes 4 after the Claims in Classes 1, 2, and 3 have been paid in full, less any estimated expenses that the Trustee expects to incur to satisfy the implementation of the Plan.

     35. "Distribution Record Date" means the first Business Day that is fifteen
(15) days after Confirmation.

     36. "Effective Date" means a Business Day, as determined by the Debtors, as soon as reasonably practicable after all conditions to the Effective Date in the Plan have been met or waived pursuant to Article X of the Plan.

     37. "Escrow Amount" means that portion of the Cash Proceeds that will be deposited into an account with an escrow agent pursuant to the terms of the Letter of Intent.

     38. "Estates" means, as to each of the Debtors, the estate created pursuant to section 541 of the Bankruptcy Code.

     39. "Executory Contract" means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code which is not an Unexpired Lease

     40. "Existing Common Stock" means all authorized common stock of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. issued and outstanding on the Petition Date.

     41. "Fee Claim" means a Claim under sections 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Cases.

     42. "Final Distribution Date" means a date, as determined by the Trustee, when all of the remaining Trust Assets will be distributed under the terms of the Plan.

     43. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended and as to which the time to appeal or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order.

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 5

     44. "Initial Distribution Date" means a date, as determined by the Trustee, as soon as reasonably practicable following the Effective Date.

     45. "Interest" means a holder of Existing Common Stock.

     46. "Interim Distribution Date(s)" means date(s), if any, as determined by the Trustee, between the Initial Distribution Date and the Final Distribution Date.

     47. "Letter of Intent" means any Letter of Intent executed between the Purchaser and the Debtors with respect to the purchase of substantially all of the Debtors assets.

     48. "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, governmental unit (as defined in the Bankruptcy Code), or other entity.

     49. "Petition Date" means September 30, 2002, the date on which DataVoN filed a petition for relief, and October 1, 2002, the date upon which DTVN, VI and Zydeco filed petitions for relief under chapter 11 of the Bankruptcy Code.

     50. "Plan" means this Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc., to the extent applicable to any of the Debtors, and all exhibits attached hereto or referenced herein, as the same may be amended, modified, or supplemented.

     51. "Plan Supplement" means, collectively, the APA, the Assumption List, and the Rejection List, which will be filed with the Bankruptcy Court, on or before the Supplement Deadline.

     52. "Priority Tax Claims" means Claims of any Person for the payment of taxes accorded to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     53. "Pro Rata" means (a) with respect to a holder of an Allowed Claim, the ratio of (i) the amount of the Allowed Claim to (ii) the aggregate amount of all Allowed Claims in the respective Class; and (b) with respect to a holder of an Allowed Interest, the ratio of (i) the number of shares of Existing Common Stock held by such holder to (ii) the total number of shares of Existing Common Stock issued as of the Petition Date.

     54. "Professional" means any professional employed in the Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     55. "PNG" means, PNG Telecommunications, Inc. d/b/a PowerNet Global Communications.

     56. "Purchased Assets" means all Assets that will be transferred to the Purchaser under terms substantially similar to those set forth in the Letter of Intent.

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 6

     57. "Purchaser" means PNG or such other entity that submits a highest and better offer for the purchase of the assets of the Debtors as may be selected by the Bid Selection Committee.

     58. "Reinstated" or "Reinstatement" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Interest will be Reinstated, such Claim or Interest will be Reinstated, at the Debtors' sole discretion, in accordance with one of the following:

          a. The legal, equitable, and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

          b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

               i. any such default that occurred before or after the commencement of the Cases, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

               ii. the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;

               iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

               iv. the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

     59. "Rejected Leases and Contracts" means all Unexpired Leases and Executory Contracts of the Debtors that are not expressly assumed and assigned to the Purchaser or that were not previously assumed by the Debtors.

     60. "Rejection Claim" means any Claim arising by reason of rejection of a contract or lease pursuant to sections 365 or 1123(b)(2) of the Bankruptcy Code.

     61. "Rejection List" means the list of Rejected Leases and Contracts, which will be filed with the Bankruptcy Court and served on all parties to the Rejected Leases and Contracts, on or before the Supplement Deadline.

     62. "Remaining Assets" means the Assets that will not be transferred to the Purchaser but will be transferred to the Trust on the Effective Date.

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 7

     63. "Schedules" means the schedules of assets and liabilities and the statements of the financial affairs filed by the Debtors, as required by section 521 of the Bankruptcy Code, as same may have been or may be amended, modified, or supplemented prior to the Effective Date.

     64. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, only to the extent of the value of the Claimant's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506 and, if applicable, section 1129(b) of the Bankruptcy Code.

     65. "Supplement Deadline" means February 28, 2003.

     66. "Trust" means the trust established pursuant to the Plan and into which the Trust Assets will be transferred on and after the Effective Date.

     67. "Trust Agreement" means the Trust Agreement, attached hereto as Exhibit 1.

     68. "Trust Assets" means, collectively, the Cash Proceeds and the Remaining Assets.

     69. "Trustee" means that individual selected by the Committee and approved by the Bankruptcy Court to serve as trustee under the Trust Agreement.

     70. "Unexpired Lease" means, collectively, any unexpired lease or agreement relating to a Debtor's interest in real property and any unexpired lease or agreement granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel, or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem, related to the applicable real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     71. "Unsecured Claim" means a Claim that is neither a Secured Claim nor entitled to priority under the Bankruptcy Code or the orders of the Bankruptcy Court, including Rejection Claims and Deficiency Claims, other than those separately classified pursuant to the terms of Article III of the Plan.

B.   Rules of Interpretation and Computation of Time

     1.   Rules of Interpretation

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit,

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 8
as it may have been or may be amended, modified, or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns, and affiliates;
(e) all references in the Plan to sections, articles, and exhibits are references to sections, articles and exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     2.   Computation of Time

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. The classification of Claims is made for purposes of voting on the Plan, making distributions hereunder, and for ease of administration. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and has not been paid prior to the Effective Date.

     1.   Class 1 - Unsecured Non-Tax Priority Claims.

Class 1 consists of Allowed Unsecured Claims against the Debtors that are entitled to priority under sections 507(a)(3), 507(a)(4) and 507(a)(6) of the Bankruptcy Code but does not include Priority Tax Claims.

     2.   Class 2 - Secured Claims.

Class 2 consists of two subclasses, together which account for all Allowed Secured Claims against the Debtors. Class 2(a) consists of the Allowed Secured Claims of Lee Barton. Class 2(b) consists of all other Allowed Secured Claims against the Debtors..

     3.   Class 3 - Convenience Claims.

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Class 3 consists of all Allowed Unsecured Claims against the Debtors that are pre-petition Unsecured Claims of $2,500 or less, or which the holder elects to reduce to $2,500.

     4.   Class 4 - General Unsecured Claims.

Class 4 consists of all Allowed Claims against the Debtors that are pre-petition Unsecured Claims (including Rejection Claims) in excess of $2,500 and are not otherwise classified herein. The Class 4 Claims are subdivided into the following Classes:

          Class 4(A) consists of Class 4 Claims against DTVN. Class 4(B) consists of Class 4 Claims against DataVoN. Class 4(C) consists of Class 4 Claims against Zydeco. Class 4(D) consists of Class 4 Claims against VI.

     5.   Class 5 - Equity Interests.

Class 5 consists of all Allowed Interests of holders of Existing Common Stock.

                                   ARTICLE IV
                  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

A.   Unclassified Claims

     1.   Administrative Claims.

          (a)  Generally

               Administrative Claims are not impaired under the Plan. Holders of Allowed Administrative Claims will be paid in Cash in full as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date that the Claim becomes an Allowed Claim.

          (b)  Administrative Claims Bar Date

               Requests for the payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Trustee no later than the Administrative Claims Bar Date. Applications by Professionals for the payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with Fee Procedure Order no later than the Administrative Claims Bar Date. Failure to file such requests or applications prior to the Administrative Claims Bar Date shall forever bar the recovery of such Claims against the Debtors, the Trustee, the Trust, or the Assets.

     2.   Priority Tax Claims.

          (a)  Generally

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               Priority Tax Claims are not impaired under the Plan. Holders of
Allowed Priority Tax Claims will be paid in Cash in full in full as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date that the Claim becomes an Allowed Claim.

          (b)  Penalties

               The holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 4, and the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Trustee or the Trust as of the Effective Date.

B.   Classified Claims

     1.   Class 1 - Unsecured Non-Tax Priority Claims.

          Unsecured Non-Tax Priority Claims are not impaired under the Plan. Holders of Allowed Unsecured Non-Tax Priority Claims will be paid in Cash in full as soon as reasonably practicable after the later of (a) the Effective Date or (b) the date that the Claim becomes an Allowed Claim.

     2.   Class 2 - Secured Claims.

          Class 2(a) and 2(b) Secured Claims are impaired under the Plan. At the sole discretion of the Debtors, Class 2(a) and 2(b) Allowed Secured Claims will either (a) receive the collateral securing the Secured Claim, or (b) be paid in Cash in full, plus interest, as determined by the Bankruptcy Court, as soon as reasonably practicable after the later of (i) the Initial Distribution Date or
(ii) the date that the Claim becomes an Allowed Claim. With the consent of the creditor and the Debtors, and subject to Bankruptcy Court approval after appropriate notice to creditors, certain Class 2(a) and 2(b) Allowed Secured Claims may be afforded alternative treatment including assumption of modified financing and security agreements. Unless a Class 2(a) or 2(b) Claimant receives in satisfaction of its Allowed Claim the collateral securing such Claim, the liens of all Class 2(a) and 2(b) Claimants shall extend to the proceeds of any sale of the collateral securing the Claims of Class 2(a) and 2(b) Claimants and, unless a Class 2(a) and 2(b) Claimant agrees otherwise, such Allowed Claims of all Class 2(a) and 2(b) Claimants shall be satisfied out of such sale proceeds and shall be paid as soon as reasonably practicable after the later of (i) the Initial Distribution Date or (ii) the date that the Claim becomes an Allowed Claim. Unless such Class 2(a) and 2(b) Claimant accepts alternative treatment, the Liquidating Trustee shall hold in escrow, in an interest bearing account, such portion of the sale proceeds calculated to satisfy the Claims of all Class 2(a) and 2(b) Claimants to be paid as provided above or as otherwise ordered by the Court.

     3.   Class 3 - Convenience Claims.

          Convenience Claims are impaired under this Plan. Holders of Allowed Convenience Claims will be paid 50% of the value of the Allowed Convenience Claim in Cash as soon as reasonably practicable

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION,
INC. AND VIDEO INTELLIGENCE, INC.
AND VIDEO INTELLEGENCE, INC. - Page 11

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after the later of (a) the Initial Distribution Date or (b) the date that the
Claim becomes an Allowed Convenience Claim, in full satisfaction of the Allowed Convenience Claim.

     4.   Class 4 - General Unsecured Claims.

          General Unsecured Claims are impaired under this Plan. As discussed in section III.D of the Disclosure Statement ("Means of Plan Implementation"), the Debtors anticipate selling substantially all of their assets to a third-party purchaser and will place the proceeds of this sale, along with any other remaining assets, into the Trust. The Trustee will liquidate any remaining assets, and after all Claims in Classes 1, 2, and 3 have been paid in full, the remaining cash proceeds (up to the aggregate amount of General Unsecured Claims) will be allocated among the four (4) Debtors/1/ and thereafter divided among holders of Allowed General Unsecured Claims on a pro rata basis (based on the amount of the Claim of each holder, as of the Distribution Record Date). In the event that Allowed General Unsecured Claims are paid in full prior to any distributions being made to any junior classes, holders of Allowed General Unsecured Claims shall be entitled to receive interest on such claims, calculated at the then-applicable federal rate of interest under Section 28 U.S.C. (S) 1961 as of the Effective Date.

     5.   Class 5 - Equity Interests.

          Equity Interests are impaired under the Plan. All Claims of Holders of Class 5 Claims shall be subordinated to all Claims in Classes 1, 2, 3, 4(A), 4(B) 4(C) and 4(D), regardless of which of the Debtors that the Holder of the Claim has a Claim against. On the Effective Date, the Existing Common Stock will be canceled, and trading of shares of Existing Common Stock will cease. Allowed Equity Interests shall be paid only after all Claims in Classes 1, 2, 3, 4(A), 4(B), 4(C), and 4(D) (and any other senior classes) are paid the full amount of their Allowed Claims, including interest as allowed by the Bankruptcy Court. On the Final Distribution Date, after all senior classes are paid in full and after all expenses incurred by the Trustee in implementing the Plan have been paid in full, Allowed Equity Interests will receive a Pro Rata portion of the remaining Trust Assets.

                                    ARTICLE V
               MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN

A.   Sale of the Purchased Assets

     On the Effective Date, the Purchased Assets shall be transferred to the Purchaser pursuant to terms which are substantially similar to the terms of the Letter of Intent and APA, free and clear of all liens, claims, and encumbrances, and the Cash Proceeds shall be transferred to the Trust.

B.   Creation of the Trust

----------
/1/ The allocation to each Debtor of sales proceeds will be based upon a final liquidation and valuation analysis of each estate prepared and reviewed by the Debtors management and the Bid Selection Committee.

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 12

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     1.   Transfer of assets

          On the Effective Date, the Trust will be established and become effective, and title to the Cash Proceeds and the Remaining Assets will automatically vest in the Trust on the Effective Date. Except as otherwise provided herein, the Trustee (in the capacity as Trustee and not in his or her individual capacity) shall assume liability for and the obligations to make the distributions required to be made under the Plan but shall not otherwise assume liabilities of the Debtors.

          On the Effective Date, the Liquidating Trust Board will be established that shall consist of the members of the Creditors' Committee who wish to serve on the board and a representative of Focal Communications, but only if Focal has a claim against the estate as of the Effective Date of the Plan. If Focal subsequently withdraws its claim against the estate, Focal will no longer be a member of the Liquidating trust Board. The Liquidating Trust Board shall meet periodically and all members may attend any meeting of the Liquidating Trust Board by telephone. The Liquidating Trust Board has standing to appear in the Bankruptcy Court on any matter affecting the administration of the Liquidating Trust.

     2.   Powers and duties of the Trustee

          (a) Maintenance, safekeeping, and liquidation of assets. Subject to the provisions of the Trust Agreement and of this Plan, the Trustee will take possession of the Trust Assets to be transferred to the Trust and will conserve, protect, collect, and liquidate or otherwise convert into Cash all Assets that constitute part of the Trust Assets and all other property incidental thereto which may thereafter be acquired by the Trust from time to time under the Trust or under the Plan. The Trustee will have the sole right, power, and discretion to manage the affairs of the Trust including, but not limited to, having authority to consummate sales of assets under terms and conditions negotiated and agreed upon as set forth in the Trust Agreement, in all other respects under such terms and conditions as the Trustee, in good faith discretion and in the exercise of good faith business judgment, deems appropriate to carry out the purposes of the Trust and shall have no liability except for willful misconduct, fraud, or gross negligence. Subject to the foregoing, the Trustee will have the right and power to enter into any contracts or agreements binding the Trust, and to execute, acknowledge, and deliver any and all instruments that are necessary, required, or deemed by the Trustee to be advisable in connection with the performance of its duties thereunder, and except as provided by the Confirmation Order, the Trustee shall be bound by the terms of the Buyer Protection Order, the Letter of Intent, and the APA. The Trustee will be a representative of the Debtors' Estates pursuant to Bankruptcy Code section 1123(b)(3) and as such will have the power to prosecute, in the name of the Trust, the Debtors' Estates or otherwise any Claims of the Debtors' Estates. Additionally, the Trustee will have power to (i) do all acts contemplated by the Plan to be done by the Trustee and (ii) do all other acts that may be necessary or appropriate for the final liquidation and distribution of the Trust Assets.

          (b) Hire professionals. The Trustee shall have the right to hire professionals and to incur expenses in order to implement the Plan. All professionals hired by the Trustee, and all professionals seeking reimbursement of fees and expenses from the Liquidating Trust, shall follow the fee guidelines of the Northern District of Texas as they have been implemented during the pendency of these Bankruptcy Cases (payment of 80% of fees and 100% of expenses upon expiration of fifteen days without objection after

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. Page - 13
the mailing of such fee statements to the Liquidating Trust Board and the Trustee). All such professionals shall file fee applications with the Bankruptcy Court to be noticed for hearing to all parties on the Master Service List filed by the Debtors on or after May 20, 2003, and other than as permitted herein, the Trustee shall not be entitled to pay such expenses, or any claim based on attorneys' or professional' fees without approval by the Bankruptcy Court.

          (c) Marketing and sale of the Remaining Assets. The Trustee will have the exclusive right and duty to market the sale of the Remaining Assets for the Trust subject to the provisions of the Trust Agreement. In that regard, the Trustee will exercise reasonable business judgment in marketing the Trust Assets to insure the best marketing results. The Remaining Assets may be sold in any combination or as a whole. Further, the Trustee may abandon any of the Remaining Assets if to do so is in the best interest of the Debtors' Estates.

          (d) Prosecution of litigation. All claims and causes of action of the Debtors not resolved, assigned or abandoned by the Debtors prior to the Effective Date of the Plan shall be transferred to the Trust, and the Trustee shall have the right, duty and standing to prosecute such claims and causes of action or to assert such claims and causes of action as counterclaims against Claimants. In addition, the cause of action filed by the Unsecured Creditors' Committee against Barton and any cause of action that may be filed or otherwise exists against Transcom will be transferred to the Trust. The Trustee shall specifically be granted authority to prosecute such claims on behalf of the estate, provided however, that nothing herein shall grant the Trustee any rights released by the Debtors in the Final Cash Collateral Order. The Trustee specifically will retain any rights granted to the Unsecured Creditors Committee in the Final Cash Collateral Order that are not otherwise already expired or waived..

          (e) Chapter 5 Actions. Except as otherwise provided in the APA, all Chapter 5 Actions are hereby transferred to the Trust, subject to the following terms:

               (i) any Chapter 5 Action may be asserted as a basis to object to any Claim pursuant to section 502(d) of the Bankruptcy Code;

               (ii) the Trustee may assert any Chapter 5 Action pursuant to sections 542, 543, 544, 546, 548 or 549 of the Bankruptcy Code as a basis for an affirmative recovery against any Person, including without limitation any cause of action pursuant to the Texas Fraudulent Transfer Act, section 24.01 et seq. of the Tex. Bus. & Comm. Code, or under any other applicable law or statute, whether or not such Person asserts any Claim against the Trust; and

               (iii) the Trustee may assert a preference claim pursuant to section 547 of the Bankruptcy Code against any Person.

          (f) Claim objections. The Trustee shall have the power and authority to object to any Claim asserted against the Trust or any of the Debtors. The deadline for the Trustee to object to claim shall

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 14
be 60 after the Effective Date of the Plan or 60 days after a Claim becomes an Allowed Claim, whichever occurs later. Without limiting the generality of the foregoing, the Trustee shall have the following powers:

               (i) to object to any Claim which may be asserted against the Trust on any legal or equitable basis;

               (ii) to seek subordination of any Claim or Interest on any legal or equitable basis;

               (iii) to assert any offset or right of recoupment, including without limitation any such right pursuant to section 553 of the Bankruptcy Code;

               (iv) to assert any and all defenses to any Claim, whether legal or equitable, including any affirmative defenses;

               (v) to assert any counterclaim against any Claim, whether arising out of the same or different transactions; and

               (vi) to object to any claims on the basis of section 502(d) of the Bankruptcy Code.

          (g) Distributions. The Trustee shall make distributions to holders of Allowed Claims and Interests, as set forth in Article VII.

          (h) Administration.

               (i) Corporate dissolution. The Trustee shall have the right and duty to take any action and to execute any document necessary to complete the corporate dissolution of the Debtors.

               (ii) Payment of quarterly fees. The Trustee shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. (S) 1930(a)(6). Any fees due as of Confirmation will be paid in full on the Effective Date. After Confirmation, the Trustee shall pay such quarterly fees as they accrue until the Cases are closed. The Trustee shall file with the Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the Cases remain open in a format prescribed by the United States Trustee.

               (iii) Final decree. The Trust will terminate at the end of five years from the Effective Date; provided, however, that upon complete liquidation of the Remaining Assets and satisfaction as far as possible of all remaining obligations, liabilities, and expenses of the Trust pursuant to the Plan prior to such date, and upon the conclusion of the prosecution of objections to any Claims brought by the Trustee, the Trustee may, with approval of the Bankruptcy Court, sooner terminate the Trust; and provided further, that prior

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 15
                    to the end of five years from the Effective Date, the Trustee or any beneficiary of the Trust may move the Bankruptcy Court to extend the termination date of the Trust after notice to interested parties and an opportunity for hearing. On the termination date of the Trust, the Trustee will execute and deliver any and all documents and instruments reasonably requested to evidence such transfer. Upon termination and complete satisfaction of its duties under the Trust Agreement, the Trustee will be forever discharged and released from all powers, duties, responsibilities and liabilities pursuant to the Trust other than those attributable to the gross negligence or willful misconduct of the Trustee. The Trustee shall file a motion for entry of final decree pursuant to Bankruptcy Rule 3022 promptly upon administration in full of the Debtors' Estates.

          (i) Reporting duties. Thirty (30) days after the end of each calendar quarter and thirty (30) days after termination of the Trust, the Trustee will file with the Bankruptcy Court and serve by first class mail upon the Liquidating Trust Board and all parties on the Master Service List filed by the Debtors on or after May 20, 2003, an unaudited written report and account showing (i) the assets and liabilities of the Trust at the end of such quarter or upon termination, (ii) any changes in the Trust Assets which have not been previously reported, and (iii) any material action taken by the Trustee in the performance of its duties under the Trust and under the Plan that has not been previously reported.

          (j) Release. The Trustee and the Liquidating Trust Board will be released and indemnified by the Trust for all obligations and liabilities of the Debtors and the Trust, save and except those duties and obligations of the Trustee and the Liquidating Trust Board set forth in the Plan and those attributable to the gross negligence or willful misconduct of the Trustee or the Liquidating Trust Board.

          (k) Monitoring, auditing, and bonding. The Trustee will be required to post bond on such terms and in such amount as approved by the Bankruptcy Court.

          (1) Access to the Bankruptcy Court. The Trustee shall be entitled to the full benefit of, and to exercise all powers incident to, the jurisdiction retained by the Bankruptcy Court pursuant to Article XIII of this Plan. Without limiting the generality of the foregoing, the Trustee may seek any of the following relief from the Bankruptcy Court:

               (i) any order or other relief implementing, construing, or applying this Plan, the Confirmation Order, or the Trust relating to any power or duty of the Trustee; and

               (ii) any order, writ, or other process necessary or appropriate to the performance, implementation, consummation, or construction of this Plan or the Trust.

          (m) Intercompany Claims. The Trustee shall have authority (i) to object to or to file a report with the Court making a recommendation to allow or disallow intercompany claims as the Trustee deems appropriate, after consultation with the Liquidating Trust Board, and (ii) to file a report with the Court

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 16
making recommendations as to the allocation of the sales proceeds between the Debtors' estates, after consultation with the Liquidating Trust Board. If the Trustee and the Liquidating Trust Board are not in agreement on the proposed allowance or disallowance of the intercompany claims or the proposed allocation of the sales proceeds, the Trustee has authority (i) to either object to such intercompany claims and/or (ii) to seek Court approval of his recommendations as to the disallowance of intercompany claims and as to the allocation of the sales proceeds. Any individual member of the Liquidating Trust Board or any other creditor may then file an objection any of the Trustee's recommendations. The Bankruptcy Court will then have jurisdiction to rule on any such dispute.

          (n) Notice of Effective Date. Within five business days of the Effective Date, the Trustee shall cause notice of the Effective Date to be delivered to all holders of a Claim, to all parties in interest and to all parties who have filed an appearance and requested notice.

          (o) Continued Efforts by Key Employees. Mike Donohoe, Chad Frazier and Rodney Jones, three key employees of the Debtors have provided valuable services to the Debtors during this Case, the Auction of the Debtors' Assets and the Confirmation of this Plan. Mike Donohoe, Chad Frazier and Rodney Jones have agreed to continue to provide valuable services to the Debtors, and, post-Confirmation, to the Trustee. Post Confirmation, Mike Donohoe, Chad Frazier and Rodney Jones agree to assist the Trustee with the discharge of the Trustee's obligations described in this section and throughout the Plan, and shall be obligated, to assist the Trustee with: (a) the maintenance and safekeeping of the Debtor's documents and records during the transition of these cases to the Trustee, (b) the assistance in the Trustee's prosecution of litigation under
Article V(B)(2)(d) and (e) of the Plan, (c) the assistance in the Trustee's prosecution of Claims Objections under Article V(B)(2)(f) of the Plan or other Claims allowance matters; and (d) responding to other litigation or requests of documents or other information. Mike Donohoe, Chad Frazier and Rodney Jones have agreed to provide this assistance in exchange for the releases and temporary injunctions provided in Article XIII (B) of the Plan and for the payment of the remaining forty-five thousand dollars of the $120,000 Stay Put Bonuses provided to be paid to each of Mike Donohoe, Chad Frazier and Rodney Jones according the Order Granting Motion for Order Authorizing Debtors to Implement Employee Retention Plan.

     3.   Compensation

     The Trustee will be entitled to receive compensation for services rendered in the form of a commission as agreed to by the Trustee, and the Liquidating Trust Board, subject to approval by the Bankruptcy Court.

     4.   Tax Treatment of the DTVN Liquidating Trust

     The DTVN Liquidating Trust shall be considered a "grantor" trust for federal income tax purposes, and shall, therefore, not have separate liability for federal income taxes relating to, or arising from, the conveyance, operation, or liquidation of Liquidating Trust Assets. However, in accordance with 26 U.S.C. (S) 6012(b)(3) and the decision of the United States Supreme Court in Holywell Corp. v Smith, 112 S. Ct. 1021 (1992), the Liquidating Trustee of the DTVN Liquidating Trust will be required to file the income tax

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 17
returns that the Debtors would have filed if their assets had not been conveyed to the DTVN Liquidating Trust. Therefore, to the extent that the operation or liquidation of Trust Assets creates tax liability for the Debtors, the DTVN Liquidating Trust shall promptly pay such tax liability, and any such payments shall be considered costs and expenses of operation of the DTVN Liquidating Trust. The Liquidating Trustee may also reserve a sum sufficient to pay any accrued or potential tax liability arising out of the operations of the DTVN Liquidating Trust, if any.

                                   ARTICLE VI
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Unexpired Leases and Executory Contracts to Be Assumed and Assigned

     1.   Assumption and Assignment Generally

     On the Effective Date, the Assumed Leases and Contracts will be assumed and assigned to the Purchaser. Each of the Assumed Leases and Contracts will be assumed only to the extent that such leases or contracts constitutes an Unexpired Lease or Executory Contract. Listing a contract or lease will not constitute an admission by the Debtors that such leases or contracts are an Unexpired Leases or Executory Contracts or that the Debtors have any liability thereunder. Each of the Assumed Leases and Contracts will include any modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such leases or contracts, irrespective of whether such agreement, instrument, or other document is listed, unless any such modification, amendment supplement, restatement, or other agreement is rejected as set forth herein. The Trustee shall have no liability on account of the Assumed Leases and Contracts.

     2.   Approval of Assumptions and Assignments

     The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption of the Assumed Leases and Contracts and the assignment of the Assumed Leases and Contracts to the Purchaser, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date, and determining that all defaults, if any, under the Assumed Leases and Contracts have been cured.

     3. Payments Related to the Assumption of Executory Contracts and Unexpired Leases

     To the extent that Cure Amount Claims constitute monetary defaults, the Cure Amount Claims associated with of the Assumed Leases and Contracts will be satisfied by the Purchaser, pursuant to section 365(b)(1) of the Bankruptcy Code, (1) by payment of the Cure Amount Claim in cash or (2) on such other terms as are agreed to by the parties to such Unexpired Leases or Executory Contracts, as soon as reasonably practicable after the Effective Date.

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 18

B.   Executory Contracts and Unexpired Leases to Be Rejected

     1.   Rejection Generally

     On the Effective Date, each of the Rejected Leases and Contracts shall be rejected. The Confirmation Order shall constitute an order of the Bankruptcy Court approving all applicable rejections, as of the Effective Date, and equipment lessors to leases being rejected will be able to recover their equipment as soon as reasonably practicable after the Effective Date.

     2.   Bar Date for Rejection Damages

     If the rejection of an such Unexpired Leases or Executory Contracts gives rise to a Rejection Claim by the other party or parties to such leases or contracts, such Claim will be forever barred and will not be enforceable, unless a proof of claim is filed and served on the Trustee, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than sixty
(60) days after the later of the Effective Date or the date of a Final Order authorizing the rejection.

                                   ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Delivery of Distributions

     Except as otherwise provided herein, distributions to holders of Allowed Claims will be made by the Trustee in currency of the United States by checks drawn on a domestic bank selected by the Trustee (a) at the addresses set forth on the respective proofs of claim filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Trustee after the date of filing of any related proof of claim; or (c) at the addresses reflected in the Debtor's Schedules if no proof of claim has been filed and the Trustee has not received a written notice of a change of address.

B.   Distribution Record Date

     1. The Trustee will have no obligation to recognize the transfer or sale of any Claims or shares of Existing Common Stock that occur after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those who are holders of such Claims or Interests as of the close of business on the Distribution Record Date.

     2. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

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DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 19

C.   Timing and Calculation of Amounts to Be Distributed

     1.   Generally

     Prior to making any distributions to holders of Allowed General Unsecured Claims or Allowed Interests, the Trustee may submit to the Bankruptcy a report, detailing the distributions which the Trustee intends to make, and shall serve such report on the parties on the then-applicable service list in the Cases. The Trustee shall be entitled to make such distributions after obtaining approval from the Bankruptcy Court.

     2.   Distributions to Classes

          a.   Distributions to Class 4 General Unsecured Claims

               i.   Initial Distribution

          The Initial Distribution Date shall occur as soon as reasonable practicable after the Effective Date. The distribution made on the Initial Distribution Date shall be such amount, and on such terms, as may be approved by the Bankruptcy Court. The Trustee may hold back in reserve such sums as he may deem reasonably necessary, in the exercise of his good faith discretion, to satisfy the expenses of the Trust, all Disputed Claims, or potentially Disputed Claims, not previously resolved, and the estimated amount of all other potential Claims, including Rejection Claims, Contingent Claims, and Unliquidated Claims.

               ii.  Interim Distributions

          Prior to the Final Distribution, the Trustee may make such interim distributions on the Interim Distribution Dates in such amounts and on such terms as the Trustee may deem necessary or appropriate, as approved by the Bankruptcy Court.

               iii. Final Distribution

          After the Trustee has resolved all Disputed Claims, the Trustee shall make the final distribution to holders of Allowed General Unsecured Claims. On the Final Distribution Date, the Trustee shall make distributions to holders of Allowed General Unsecured Claims which have had their Claims Allowed since the preceding distribution and to holders of Allowed General Unsecured Claims which previously received distributions. On the Final Distribution Date, each holder of an Allowed General Unsecured Claim shall receive distributions from the Distribution Funds, such that each holder of an Allowed General Unsecured Claim shall have received a Pro Rata portion of the Distribution Funds, up to the amount of their Allowed Claim.

          b.   Distributions to Class 5 Equity Interests

          In the event that all Allowed Claims in Classes 1, 2, 3, and 4 are paid in full, including interest, as allowed by the Bankruptcy Court, on the Final Distribution Date, the Trustee shall distribute all

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remaining Trust Assets to the holders of Allowed Interests, on a Pro Rata basis, as determined by the Bankruptcy Court.

     3.   De Minimis Distributions

     No cash will be distributed to the holder of an Allowed Claim or Interest in any Class if the amount of cash to be distributed on account of such Claim or Interest is less than twenty-five dollars ($25). Any holder of an Allowed Claim or Interest on account of which the amount of cash to be distributed is less than twenty-five dollars ($25) will have its Claim or Interest for such distribution discharged and will be forever barred from asserting any such Claim.

     4.   Compliance with Tax Requirements

          a. In connection with the Plan, to the extent applicable, the Trustee will comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

          b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash or pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding, and other tax obligations.

D.   Surrender of Canceled Instruments

     As a condition to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by notes, contracts, instruments, securities, or other documentation, the holder of such Claim (or other appropriate parties which hold such notes, contracts, instruments, securities, or other documentation on their behalf) must tender the applicable instruments, securities, or other documentation evidencing such Claim to the Trustee contemporaneously with the Trustee's making the related distribution. Absent such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution.

     1.   Tender of Notes or other Instruments

          Except as provided herein, each holder of an Allowed Claim evidenced by any note or other instrument must tender the applicable note or instrument to the Trustee as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or instrument to act and the authenticity of any signatures required thereon. All surrendered notes and instruments will be marked as canceled and delivered to the Trustee.

     2.   Lost, Stolen, Mutilated, or Destroyed Notes or other Instruments

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          Any holder of notes or other instruments which have been lost, stolen, mutilated, or destroyed must, in lieu of surrendering such notes or instruments, deliver to the Trustee: (a) evidence satisfactory to the Trustee of the loss, theft, mutilation, or destruction and (b) such security or indemnity as may be required by the Trustee to hold the Trustee harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of note. Such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable note.

E.   Undeliverable Distributions

     1.   Holding of Undeliverable Distributions

          If any distribution to a holder of an Allowed Claim or Interest is returned to the Trustee as undeliverable, no further distributions will be made to such holder unless and until the Trustee is notified by written certification of such holder's then-current address.

     2.   Failure to Claim Undeliverable Distributions

          Any holder of an Allowed Claim or Interest that does not assert a Claim or Interest pursuant to the Plan for an undeliverable distribution to be made by the Trustee within one year after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable to such holder will have its Claim or Interest for such undeliverable distribution discharged and will be forever barred from asserting any such Claim or Interest. Unclaimed cash will become property of the Trust, free of any restrictions thereon. Nothing contained in the Plan will require the Trustee to attempt to locate any holder of an Allowed Claim or Interest.

F.   Setoffs

     The Trustee may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights, and causes of action of any nature that may exist against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release of any claims, rights, and causes of action that may exist against a holder of such a Claim, and that nothing herein shall grant the Trustee any rights released by the Debtors in the Final Cash Collateral Order, provided however, the Trustee specifically will retain any rights granted to the Unsecured Creditors Committee in the Final Cash Collateral Order that are not otherwise already expired or waived.

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                                  ARTICLE VIII
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.   Authority to Prosecute Objections to Claims

     After the Effective Date, only the Trustee will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to Claims.

B.   Treatment of Disputed Claims

     Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

C.   Distributions on Account of Disputed Claims Once Allowed

     On each Interim Distribution Date, the Trustee will make distributions on account of any Disputed Claim but only to the extent of the portion that has become an Allowed Claim since the preceding distribution. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

D.   Procedure for Resolution of Disputed Claims.

     The  procedures  set forth below shall apply to the  allowance  of Disputed
     Claims:

     1.   Allowance of Disputed Claims or Interests.

          This section shall apply to all Disputed Claims or Interests. Nothing contained in the Plan, Disclosure Statement, or Confirmation Order shall change, waive or alter any requirement under applicable law that the holder of a Disputed Claim must file a timely proof of claim by the applicable Bar Date, and the Claim of any such Disputed Creditor who is required to file a proof of claim and fails to do so shall be discharged and shall receive no distribution through the Plan. Disputed Claims shall each be determined separately, except as otherwise ordered by the Bankruptcy Court. The Trustee shall retain all rights of removal to federal court as to any Disputed Claim.

     2.   Determination of Disputed Claims.

          All Disputed Claims or Interests shall be liquidated or determined as follows:

     (a) Application of Adversary Proceeding Rules. Unless otherwise ordered by the Bankruptcy Court, any contested proceeding for any objection to a Disputed Claim or Interest shall be governed by Bankruptcy Rule 9014 of the Rules of Bankruptcy Procedure. The Trustee, may at his election, make and pursue any objection to a Claim in the form of an adversary proceeding.

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     (b) Scheduling Order. Unless otherwise ordered by the Bankruptcy Court, or if the objection is pursued as an adversary proceeding, a scheduling order shall be entered as to each objection to a Disputed Claim or Interest. The Trustee shall tender a proposed scheduling order with each objection and include a request for a scheduling conference for the entry of a scheduling order. The scheduling order may include (i) discovery cut-off, (ii) deadlines to amend pleadings, (iii) deadlines for designation of and objections to experts, (iv) deadlines to exchange exhibit and witness lists and for objections to the same, and (v) such other matters as may be appropriate.

     (c) Mediation. The Bankruptcy Court may order the parties to engage in settlement meetings or mediate in connection with any objection to a Claim. The Trustee may include a request for mediation or settlement meetings, in his objection, and request that the Bankruptcy Court require mediation as a part of the scheduling order.

     (d) Estimation. The Trustee may seek estimation of any Disputed Claim pursuant to (S) 502(c) of the Bankruptcy Code. The Trustee may propose procedures for the estimation of Disputed Claims, either generally or on an individual basis.

     (e) Defense under (S) 502(d). The Trustee may object to any Claim on the basis of (S) 502(d) of the Bankruptcy Code. This shall include objecting to any Claim listed in the Schedules as undisputed, the holder of which has received a transfer voidable under chapter 5 of the Bankruptcy Code. At the Trustee's option, such objection may be commenced as a contested proceeding or as an adversary proceeding.

                                   ARTICLE IX
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Conditions to Confirmation

     The Bankruptcy Court will not enter the Confirmation Order unless and until the Confirmation Order will be acceptable in form and substance to the Debtors, the Creditors Committee, and the Purchaser.

B.   Conditions to the Effective Date

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived:

     1. The transactions under the APA shall have been consummated, and

     2. The Trust shall have been formed, and the Trustee shall have been appointed.

C.   Waiver of Conditions to the Confirmation or Effective Date

     The conditions to Confirmation or the Effective Date maybe waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court on consent of the Creditors Committee.

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D.   Effect of Nonoccurrence of Conditions to the Effective Date

     If each of the conditions to the Effective Date is not satisfied or duly waived, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters a Final Order granting such motion. If the Confirmation Order is vacated (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (b) the assumptions, assignments, or rejections of Unexpired Leases and Executory Contracts; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                    ARTICLE X
                                    CRAMDOWN

     The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE XI
                     DISCHARGE, TERMINATION, AND INJUNCTION

A.   Discharge of Claims and Termination of Interests

     1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date, provided, however, that nothing in the Plan shall discharge the obligations of the Debtors to the Operating Telephone Subsidiaries of Verizon Communications, Inc. (hereinafter "Verizon")/2/. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Interests in and the Existing Common Stock: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code,
(ii) a Claim based on such debt is allowed pursuant to

----------
/2/ The operating telephone company subsidiaries of Verizon Communications, Inc. include, without limitation, Verizon North, Inc., Verizon South, Inc. Verizon Northwest, Inc., GTE Arkansas Inc. d/b/a Verizon Arkansas, GTE Midwest Inc. d/b/a Verizon Midwest, GTE Southwest Inc. d/b/a/ Verizon Southwest, Verizon California Inc., Verizon Delaware, Inc, Verizon Florida, Inc. Verizon Hawaii, Inc. Verizon Maryland, Inc. Verizon New England, Verizon New Jersey, Inc., Verizon New York., Verizon Pennsylvania, Inc., Verizon Virginia, Inc., Verizon Washington, DC Inc., and Verizon West Virginia, Inc.

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section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors, provided, however, that nothing in the Plan shall discharge the obligations of the Debtors to Verizon.

     2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Existing Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest, provided, however, that nothing in the Plan shall discharge the obligations of the Debtor to Verizon..

B.   Injunctions

     1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Trust, the Trustee, or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order against the Debtors or their respective property other than as permitted herein; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Trust, the Trustee, their respective property, or the Assets; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, the Trust, or the Trustee; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     2. As of the Effective Date, all entities that have held, currently hold, or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities that are released pursuant to Article XIII.B of the Plan will be temporarily enjoined, pursuant to Section 105 of the Code, from taking any of the following actions against any released entity or its property under Article XIII.B. of the Plan on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. Said injunction will remain in effect only for so long as the Debtors and Liquidating Trust comply with the terms of the Plan. Any violation of the Plan by the Debtors or Liquidating Trust that remains uncured for thirty (30) days after receipt by the Debtors or the Liquidating Trust of written notice from any party affected by such violation, shall automatically and without order of the

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Court result in the dissolution of the injunction granted hereunder.
Notwithstanding the foregoing, the temporary injunction shall dissolve no later than the time of dissolution of the Liquidating Trust. Additionally, nothing in this paragraph shall act to enjoin Verizon from pursuing its rights against the Debtors.

     3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth herein.

C.   Vesting

     On the Effective Date, the Purchased Assets shall vest in the Purchaser, free and clear of all liens, claims, and encumbrances, and the Trust Assets shall vest in the Trust free and clear of all liens, claims, and encumbrances.

                                   ARTICLE XII
                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over the Cases after the Effective Date as is legally permissible, including jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance, priority, or classification of Claims or Interests, and the estimation of any Disputed Claim in accordance with section 502(c) of the Bankruptcy Code;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses of professionals authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

     3. Resolve any matters related to the assumption, assumption and assignment, or rejection of any Unexpired Lease or Executory Contract to which any Debtor is a party and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

     4. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

     5. Decide or resolve any motions, adversary proceedings, contested, or litigated matters and any other matters, including without limitation, all avoidance actions and potential causes of action referenced in this Disclosure Statement, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

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     6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

     7. Resolve any cases, controversies, suits, or disputes that may arise in connection with or the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents, including, but not limited to Chapter 5 Actions;

     8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into, delivered, or created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

     10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

     11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

     12. Enter final decrees closing the Cases upon request; and

     13. Determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any Disputed Claims for taxes.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

A.   Dissolution of the Creditors Committee

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     On the Effective Date, the Creditors Committee will dissolve and the members of the Creditors Committee will be released and discharged from all duties and obligations arising from or related to the Cases. The Professionals retained by the Creditors Committee and the members thereof will not be entitled to assert any Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date and in connection with any appeal of the Confirmation Order.

B.   Limitation of Liability

     The Debtors, the Trustee, and their respective current directors (other than insiders of Transcom), current officers (other than insiders of Transcom), employees, and Professionals, acting in such capacity, the Creditors Committee and its members and professionals, and the Bid Selection Committee will neither have nor incur any liability to any entity or person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, assignment, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan, or with respect to any act taken or omitted in connection with or related to the Cases; provided, however, that the foregoing provisions will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay (i) any obligation or liability under the Plan, (ii) any contract, guaranty, instrument, release, or other agreement or document presently existing, (iii) or any other agreement or document to be entered into or delivered in connection with the Plan, or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Nothing herein shall limit any liability of any director, officer, or employee that is
(a) not currently employed by, or a director or officer of, the Debtors, or (b) is currently an employee, officer or director of Transcom, may have to any entity for any act taken or omitted to be taken prior to or after the Petition Date. Provided however, that nothing in this paragraph shall effect or release any rights of Verizon.

C.   Modification of the Plan

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, upon prior written notice to the Creditors Committee and the Purchaser, the Debtors reserve the right to alter, amend, or modify the Plan.

D.   Revocation of the Plan

     The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

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

E.   Severability of Plan Provisions

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.   Successors and Assigns

     The rights, benefits, and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

G.   Service of Documents

     Any pleading, notice, or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors must be sent by overnight delivery service, facsimile transmission, service or messenger to:

          If to the Debtors:
               Hughes & Luce LLP
               1717 Main St., Suite 2800
               Dallas, TX 75201
               (214) 939-5500 - Telephone
               (214) 939-6100 - Facsimile
               Attn: Jeffrey R. Fine, Esq.

          If to the Committee:
               Michelle Shriro
               900 E. Jackson, Suite 120
               Dallas, TX 75202

          If to the Trustee:

               ---------------------------
               [address]

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AND VIDEO INTELLIGENCE, INC. - Page 30

                                                 DATAVON, INC.


                                                 /s/ Britt Birdwell
                                                 -------------------------------
                                                 BRITT BIRDWELL
                                                 President


                                                 DTVN HOLDING, INC.


                                                 /s/ Scott Birdwell
                                                 -------------------------------
                                                 SCOTT BIRDWELL
                                                 Chief Executive Officer


                                                 VIDEO INTELLIGENCE, INC.


                                                 /s/ Britt Birdwell
                                                 -------------------------------
                                                 BRITT BIRDWELL
                                                 President


                                                 ZYDECO EXPLORATION, INC.


                                                 /s/ Britt Birdwell
                                                 -------------------------------
                                                 BRITT BIRDWELL
                                                 President

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 31

                                        HUGHES & LUCE, L.L.P.


                                        By: /s/ Jeffrey R. Fine
                                            ------------------------------------
                                            Jeffrey R. Fine
                                            State Bar No. 07008410
                                            Matthew J. Cleaves
                                            State Bar No. 24004442

                                        1717 Main Street, Suite 2800
                                        Dallas, Texas 75201
                                        Telephone: (214) 939-5500
                                        Telecopy:  (214) 939-5849

                                        ATTORNEYS FOR THE DEBTORS AND DEBTORS IN
                                        POSSESSION

JOINT PLAN OF REORGANIZATION OF DATAVON, INC.,
DTVN HOLDINGS, INC., ZYDECO EXPLORATION, INC.
AND VIDEO INTELLIGENCE, INC. - Page 32

                           EXHIBIT 1 TO THE JOINT PLAN

                                 TRUST AGREEMENT

     This TRUST AGREEMENT ("Agreement"), effective as of the   th day of June,
                                                             --
2003, by and between the Estates of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (collectively, the "Debtors"), and Dan B. Lain, individually (the "Trustee").

     WHEREAS, on or about September 30 and October 1, 2002, the Debtors filed their respective voluntary petitions for relief under chapter 11 of title 11 of the United States Code, initiating bankruptcy cases, now jointly administered under case no. 02-38600-SAF-11 (the "Case") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"); and

     WHEREAS, the Bankruptcy Court entered an Order in the Case on June   ,
                                                                        --
2003, confirming the Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (the "Plan") /17/; and

     WHEREAS, the Plan provides for (i) the transfer of the Cash Proceeds (as defined in the Plan) and the Remaining Assets (as defined in the Plan) (collectively, the "Trust Assets") to the Trust (the "Trust"), a newly created liquidating trust, (ii) the management, safekeeping, and orderly liquidation of the Trust Assets by the Trustee, (iii) the distribution to the Trust's creditors and other beneficiaries of the Trust (including, but not limited to, holders of Allowed Claims and Allowed Interests of the Debtors) of the net proceeds from the sale, lease, or other disposition of all or part of the Trust Assets, and
(iv) the ultimate distribution of any remaining proceeds (or, if such assets cannot be sold, the distribution thereof) to the creditors and other beneficiaries of the Trust (including, but not limited to, holders of Allowed Claims and Allowed Interests of the Debtors) in accordance with the Plan upon termination of the Trust;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and in order to comply with the terms and conditions of the Plan, the parties hereto do hereby agree as follows:

----------
/17/ All capitalized terms that are not defined herein shall have the meanings set forth in the Plan.

                                       I.

                              CREATION OF THE TRUST

     1.01 Purpose of Trust. The Debtors, in compliance with the Plan, hereby constitute and create the Trust for the primary purpose of liquidating the Trust Assets in an orderly fashion; distributing the net proceeds from the sale, lease, or other disposition of the Trust Assets; and the ultimate distribution of any remaining unsold Trust Assets upon termination of the Trust as provided herein and in the Plan. The only activities of the Trust shall be those reasonably necessary to, and consistent with the accomplishment of, such purposes, and the Trust shall have no objective to continue or engage in the conduct of a trade or business.

     1.02 Appointment of and Acceptance by Trustee. To accomplish the purposes of the Trust and pursuant to the Plan, the Debtors do hereby name, constitute and appoint Dan B. Lain as Trustee to act, hold, administer and liquidate the Trust Assets as set forth in this Agreement and the Plan effective as of the Effective Date. The Trustee shall be "disinterested," as such term is defined in the Bankruptcy Code. Any counsel retained by the Trustee shall be similarly disinterested with respect to any matter undertaken by such counsel, and it is expressly understood that any Professionals that have represented the Creditors Committee shall be deemed to satisfy the requirement of being disinterested. The Trustee shall not have any rights or powers under this Trust Agreement and no action can be taken hereunder (1) until the Trustee has been duly appointed, unless otherwise specifically ordered by the Bankruptcy Court and (2) the Trustee is willing and does hereby accept the appointment to serve as Trustee, and to act, hold, administer, and liquidate the Trust Assets pursuant to the terms of this Agreement and the Plan.

     1.03. Name of Trust. The Trust established hereby shall bear the name "DTVN Liquidating Trust."

     1.04 Transfer of Trust Assets to Trust. The Debtors, in accordance with the Plan, hereby grant, release, transfer, assign, convey, and deliver the Trust Assets (together with all other assets that may become part of the Trust Assets pursuant to the Plan), to the Trust, to be held, maintained, and liquidated with the net proceeds thereof distributed to the Trust creditors and beneficiaries other beneficiaries of the Trust (including, but not limited to, holders of Allowed Claims and Allowed Interests of the Debtors), as specified herein and in the Plan and, upon termination of the Trust, any remaining unsold Trust Assets to be distributed as set forth herein and in the Plan. The Trustee shall have the right to assert any right, defense, or claim pursuant to the Plan, Confirmation Order or applicable provisions of the Bankruptcy Code.

                                       II.
                      RIGHTS, POWERS AND DUTIES OF TRUSTEE

     2.01 Maintenance, Safekeeping and Liquidation of Trust Assets. Subject to the provisions of this Agreement and of the Plan, the Trustee shall take possession and charge of the Trust Assets and shall endeavor to conserve, protect, collect, and liquidate or otherwise convert into cash all assets that constitute part of the Trust Assets and all other property incidental thereto that may hereafter be acquired by the Trust from time to time under this Agreement or under the Plan. Subject to the terms of the Plan, the Trustee may exercise all powers allowed under the Texas Trust Act.

     To the end of accomplishing the purposes of this Agreement, the Trustee shall have the full right, power, and discretion to manage the affairs of the Trust including, but not limited to, having authority to consummate the sales of Trust Assets under terms and conditions negotiated and agreed upon, but in all other respects under such terms and conditions as the Trustee, in his or her sole discretion, shall deem appropriate to carry out the purposes of the Trust, as set forth in the Plan. Subject to the foregoing, the Trustee shall have the right and power to enter into any contracts or agreements binding the Trust (including contracts that extend beyond the Termination Date) and to execute, acknowledge, and deliver any and all instruments that are necessary, required or deemed by the Trustee to be advisable in connection with the performance of his or her duties hereunder subject to the terms and conditions of the Plan and herein. The Trustee shall have power to prosecute, in the name of the Trust, the Debtors, or otherwise, all such suits as may be necessary, appropriate or incident to the purposes hereof, as set forth in the Plan. Additionally, the Trustee shall have the power to (i) do all acts contemplated in this Agreement or by the Plan to be done by the Trustee and (ii) do all other acts that may be necessary or appropriate for the final liquidation and distribution of the Trust Assets, as set forth in the Plan. The Trustee is authorized to take all necessary actions required in the ordinary course of liquidating the Trust Assets.

     The investment powers of the Trustee, other than those reasonably necessary to maintain the value of the assets and to further the liquidating purpose of the Trust, are limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills. Furthermore, the Trust may not receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the assets during liquidation.

     The Trust must distribute at least annually to the beneficiaries of the Trust, the Trust's net income plus all net proceeds from the sale of assets, except that the Trust may retain an amount of net proceeds or net income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including disputed claims).

     2.02 Taxes. The DTVN Liquidating Trust shall be considered a "grantor" trust for federal income tax purposes, and shall, therefore, not have separate liability for federal income taxes relating to, or arising from, the conveyance, operation, or liquidation of Liquidating Trust Assets. However, in accordance with 26 USC (S) 6012(b)(3) and the decision of the United States Supreme Court in Holywell Corp. v Smith, 112 S. Ct. 1021 (1992), the Liquidating Trustee of the DTVN Liquidating Trust will be required to file the income tax returns that the Debtors would have filed if their assets had not been conveyed to the DTVN Liquidating Trust. Therefore, to the extent that the operation or liquidation of Trust Assets creates tax liability for the Debtors, the DTVN Liquidating Trust shall promptly pay such tax liability, and any such payments shall be considered costs and expenses of operation of the DTVN Liquidating Trust. The Liquidating Trustee may also reserve a sum sufficient to pay any accrued or potential tax liability arising out of the operations of the DTVN Liquidating Trust, if any.

     2.03 Liability of Trustee.

     (a) Limitation of Liability of Trustee. Except in the case of fraud, willful misconduct, or gross negligence, the Trustee and the Liquidating Trust Board shall not be liable for any loss or damage by reason of any action taken or omitted by them pursuant to the discretion, powers, and authority conferred on them by this Agreement. The Trustee and the Liquidating Trust Board shall be entitled to exercise good faith business judgment in the administration of the Trust and shall never have any liability to any person for the exercise of his good faith business judgment.

     (b) No Liability for Acts of Predecessors. No successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which he or she becomes a Trustee, unless a successor Trustee expressly assumes such responsibility.

     (c) Reliance by Trustee on Documents or Advice of Counsel. Except as otherwise provided herein, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him or her to be genuine and have been signed or presented by the proper party or parties. The Trustee may also engage and consult with legal counsel selected by him or her and shall not be liable for any action taken or suffered by him or in reliance upon the advice of such counsel.

     (d) No Personal Obligation for Trust Liabilities. Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such person in carrying out the terms of this Trust, and the Trustee shall have no personal, individual obligation to satisfy any such liability.

     2.04 Bond Requirements and Exercise of Powers. The Trustee shall be required to furnish a bond on such terms and in such amount as approved by the Bankruptcy Court.

     2.05 Selection of Agents. The Trustee may select and employ brokers, banks, custodians, investment advisors, attorneys (including attorneys to prosecute causes of action on behalf of the Trust), accountants, auditors, and other agents and may delegate to any agent so selected any of the powers conferred upon the Trustee by the provisions of this Agreement or the Plan for such periods of time as the Trustee shall reasonably determine. The Trustee may employ as a consultant to him or her in his administration of the Trust any person or persons having particular knowledge of the Trust Assets. The salaries, fees, and expenses of such agents or consultants may be paid out of the Trust Assets. The Trustee shall not be liable for any loss to the Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and retained in good faith and without gross negligence.

     2.06 Depositories. The Trustee may deposit the Trust Assets at such federally insured banks, in the types of accounts, as the Trustee may, in his or her sole discretion, select but shall not otherwise invest the Trust Assets.

     2.07 Reporting Duties. Forty-five (45) days after the end of each calendar quarter of the Trust and forty-five (45) days after termination of the Trust, the Trustee shall file with the Bankruptcy Court an unaudited written report and account showing (i) the assets and liabilities of the Trust at the end of such quarter or upon termination, (ii) any changes in the Trust Assets that have not previously been reported, and (iii) any material action taken by the Trustee in the performance of his or her duties under the Trust and under the Plan which has not been previously reported. The Trustee may also provide each of the Trust's creditors and beneficiaries such interim oral reports of the assets, liabilities, cash flow, cash distributions, and reserves of the Trust, as any of them may reasonably request.

     2.08 Trustee's Compensation. [To be added prior to confirmation.] The Trustee shall be entitled to receive compensation for services rendered in the performance of his duties as Trustee in the form of an hourly fee, at a rate commensurate with the standard hourly billing rate charged by the Trustee, as it may exist from time to time, which currently is $295 per hour. The Trustee shall also be entitled to reimbursement of reasonable and necessary out-of-pocket costs incurred in connection with the performance of his duties as Trustee of the DTVN Liquidating Trust. The Trustee may also retain professionals, including the Trustee's accounting firm, to effectively administer the Trust on terms negotiated by the Trustee, and approved by the Trust Board, provided such compensation arrangements are no more favorable than such professionals typically charge for their services in unrelated cases. The Trustee and all of the professionals that he has engaged shall follow the fee guidelines for the Northern District of Texas as they have been implemented in these bankruptcy proceedings (payment of 80% of fees and 100% of expenses upon expiration of fifteen days without objection after the mailing of such fee statements to the Liquidating Trust Board and the Trustee) If any member of the Trust Board objects the payment of any invoice within the fifteen (15) day period, payment shall not be made on the disputed portion until the objection is resolved, or on a vote of the majority of the Trust Board. All such professionals shall file fee applications with the Bankruptcy Court to be noticed for hearing to all parties on the Master Service List filed by the Debtors on or after April 1, 2003.

Compensation and reimbursement of the Trustee will be reviewed by the Bankruptcy Court post-confirmation,. Any successor Trustee shall be compensated at the same manner as the initial trustee.

     2.09 Trust Implementation. On the Effective Date, the Trust shall be established and become effective. Title shall automatically vest under the Plan, but to the extent necessary, the Debtors shall execute any documents or other instruments as may be necessary to cause title to the Trust Assets to be transferred to the Trust. Title to the Trust Assets shall nevertheless automatically vest in the Trustee on the day after the Effective Date.

     On the Effective Date, the Liquidating Trust Board (the "Trust Board") will be established that shall consist of the members of the Creditors' Committee who wish to serve on the Board along with a representative of Focal Communications but only if Focal has a claim on the Effective Date. The Trust Board operating by the majority vote shall have the power to direct the activities of the Trustee. In particular, and not by way of limitation, the Trust Board shall have the power to (a) review and approve the payment of all professional fees and expenses prior to payment thereof by the Trustee, and (b) review and approve any settlements proposed by the Trustee involving litigation claims which seek recovery in excess of $25,000. The Trust Board may operate with as few as two
(2) members. In the event that two (2) members of the Creditors' Committee are unable or unwilling to serve as members of the Trust Board, then the Trustee may appoint any replacements for such members, first from the list of any alternate designees filed with and approved by the Bankruptcy Court.

     2.10 Conflicting Claims. In the event the Trustee becomes aware of any disagreement or conflicting claims with respect to the Trust Assets, or if the Trustee in good faith is in doubt as to any action which should be taken under this Agreement, the Trustee shall have the absolute right at his election to do any or all of the following:

     (a) To the extent of such disagreement or conflict, or to the extent deemed by him to be necessary or appropriate in the light of such disagreement or conflict, withhold or stop all further performance under this Agreement (save and except the safekeeping of the Trust Assets) until the Trustee is satisfied and such disagreement or conflicting claims have been fully and finally resolved;

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     (b) File a suit in interpleader or in the nature of interpleader in the
Bankruptcy Court or other court then having jurisdiction and obtain an order requiring all persons and parties involved to litigate their respective claims arising out of or in connection with this Agreement; or

     (c) File any other appropriate motion for relief in the Bankruptcy Court or other court then having jurisdiction.

     2.11 Bankruptcy Court Jurisdiction. The Trustee shall be entitled to the benefit of all jurisdiction retained by the Bankruptcy Court pursuant to Article XIII of the Plan. Without limiting the foregoing, this shall include without limitation:

     (a) any order or other relief implementing, construing, or applying the Plan, Confirmation Order, or the Trust relating to any right, power, or duty of the Trustee; and

     (b) any orders, writ, or other process necessary or appropriate to the performance, implementation, consummation or construction of the Plan or the Trust.

                                      III.
                           INTERESTS OF BENEFICIARIES

     3.01 After satisfaction of the then current administrative expenses of the Trust, the Trustee shall pay to the holders of beneficiaries of the Trust (including, but not limited to, holders of Allowed Claims and Allowed Interests of the Debtors), as and when there are proceeds to redeem such interests, the amounts of the Allowed Claims against or Allowed Interest in the Debtors, out of the assets contributed to this Trust from the estate of that particular Debtors, in the priority to which they are entitled pursuant to the Plan.

     3.02 Interest Beneficial Only. The ownership of a beneficial interest in the Trust hereunder shall not entitle any Trust beneficiary to any right, title, interest, or control in, to, or of the Trust Assets as such, or to any right to call for a partition or division of the same, or to require an accounting, except as specifically required by the terms hereof.

     3.03 Transfer of Claims or Beneficial Interests. Except as otherwise ordered by the Bankruptcy Court, in accordance with Article VII.B of the Plan, the Trustee has no obligation to recognize any transfer of any Claim or beneficial interest; however, in the exercise of his or her sole discretion, the Trustee may do so on such terms as may be appropriate.

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

                                       IV.
                      REMOVAL OF TRUSTEE; SUCCESSOR TRUSTEE

     4.01 Power to Remove Trustee. The Trustee appointed pursuant to this Agreement may be removed only by the Bankruptcy Court upon application of a Trust creditor or beneficiary, for cause shown, and the Trustee may also resign. For purposes of this section, "cause" shall mean and include the inability, or willful or repeated failure or refusal, to perform properly the duties and obligations of the Trustee hereunder. In the event of the removal or resignation of the Trustee, he or she shall be compensated pursuant to Section 2.08 hereof, calculated as of the effective date of his or her termination of employment.

     4.02 Trustee. Should the Trustee resign or become unable or unwilling to fulfill his or her duties hereunder, the Trustee shall notify the Bankruptcy Court and serve notice of such resignation or inability or unwillingness on the then-applicable service list.

     4.03 Successor Trustee. If the Trustee resigns, a successor trustee may be proposed by motion filed in the Bankruptcy Court by the counsel for the Trustee and the Liquidating trust Board. In the absence of written objection to a proposed successor trustee within twenty (20) calendar days of notice of such proposed successor trustee being given, such successor trustee shall be appointed by the Bankruptcy Court. Such successor trustee must satisfy the criteria for initial appointment by the Bankruptcy Court set forth in Section
1.02 hereof. The resignation of the Trustee shall not be effective unless and until the appointment of a successor Trustee has become effective. Any successor Trustee shall have the same qualifications and rights, powers, duties, and discretion, and otherwise shall be in the same position, as the initial Trustee. Any reference in this Agreement to the Trustee shall be deemed to refer to the Trustees acting hereunder from time to time.

                                       V.
                        EFFECT OF TRUST ON THIRD PARTIES

     There is no obligation on the part of any purchaser or purchasers from the Trustee or any agent of the Trustee, or on the part of any other persons dealing with the Trustee or any agent of the Trustee, to see to the application of the purchase money or other consideration passing to the

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Trustee or any agent of the Trustee or to inquire into the validity, expediency, or propriety of any such transaction by the Trustee or any agent of the Trustee.

                                       VI.

          5.   NO WAIVER

     No failure or delay of any party to exercise any right or remedy pursuant to this Agreement shall affect such right or remedy or constitute a waiver by such party of any right or remedy pursuant thereto. Resort to one form of remedy shall not constitute a waiver of alternative remedies.

                                      VII.
                                   TERMINATION

     The Trust shall terminate at the end of five (5) years from the Effective Date; provided, however, that upon complete liquidation of the Trust Assets and satisfaction as far as possible of all remaining obligations, liabilities, and expenses of the Trust pursuant to the Plan prior to such date, the Trustee may, with the approval of the Bankruptcy Court, terminate the Trust; provided, further, that if, at the end of five (5) years from the Effective Date, the purposes of the Trust have not been accomplished, the Trustee or any then-creditor or beneficiary of the Trust may petition the Bankruptcy Court to extend the Termination Date for a finite period after notice of such application as the Bankruptcy Court shall determine has been given to then-creditors and beneficiaries of the Trust and an opportunity afforded them to be heard. Upon the Termination Date, any remaining Trust Assets shall be distributed to the then-remaining beneficiaries in accordance with Article III hereof. On the Termination Date, the Trustee shall execute and deliver any and all documents and instruments reasonably requested to evidence such transfer. Each extension must be approved by the Bankruptcy Court within six months of the beginning of the extended term. Upon termination and complete satisfaction of his or her duties under this Agreement, the Trustee shall thereupon be forever discharged and released from all powers, duties, responsibilities, and liabilities under the Trust.

                                      VIII.
                         CONSTRUCTION OF THIS INSTRUMENT

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     8.01 Applicable Law. The Trust created herein shall be construed, regulated and administered under the laws of the State of Texas (including but not limited to the Texas Trust Code) and the United States of America.

     8.02 Amendment of Trust Agreement. This Agreement may not be amended, modified, terminated, revoked, or altered except by an order of the Bankruptcy Court.

     8.03 Interpretation and Capitalized Terms. The enumeration and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting the same. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Plan.

     8.04 Partial Invalidity. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency, or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     8.05 Entire Agreement. This Agreement (including the recitals and the exhibits hereto) and the Plan constitute the entire agreement by and among the parties and there are no representations, warranties, covenants, or obligations except as set forth herein or in the Plan. This Agreement together with the Plan and the Confirmation Order supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral relating to any transaction contemplated hereunder. Except as otherwise specially provided herein or in the Plan or the Confirmation Order, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Trust creditors and beneficiaries any rights or remedies under or by reason of this Agreement. In the event of any conflict between the provision of this Agreement and the provisions of the Plan regarding this Agreement, the provision of the Plan shall control.

     8.06 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and

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delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

     8.07 Notices. Any notice or other communication by the Trustee to the creditors or beneficiaries of the Trust shall be deemed to have been sufficiently given, for all purposes, when hand delivered or mailed by first-class mail, postage prepaid, addressed to such party at its address as shown in the records of the Trustee. Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be mailed by first-class, registered, or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telex, addressed to the Trustee. The Trust's creditors and beneficiaries and the Trustee may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed or delivered or transmitted in the manner described above, shall be deemed sufficiently given, served, sent, and received for all purposes three
(3) calendar days after it is deposited in the United States mail as described above or at such time it is delivered to the addressee, whichever is earlier.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

Dated:             , 2003
       ------------

                                              DTVN HOLDINGS, INC.


                                              By:
                                                  ------------------------------
                                              Title:
                                                     ---------------------------


                                              DATAVON, INC.


                                              By:
                                                  ------------------------------
                                              Title:
                                                     ---------------------------

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                                              VIDEO INTELLIGENC, INC.


                                              By:
                                                  ------------------------------
                                              Title:
                                                     ---------------------------


                                              ZYDECO EXPLORATION, INC.


                                              By:
                                                  ------------------------------
                                              Title:
                                                     ---------------------------


                                              TRUSTEE


                                              By:
                                                  ------------------------------
                                                     DAN B. LAIN

THE STATE OF TEXAS      (S)
                        (S)
DALLAS COUNTY           (S)

     This instrument was acknowledged before me this      day of               ,
                                                     ----        --------------
2003, by                      , the          for DTVN Holdings, Inc.
         ---------------------      --------


                                              ----------------------------------
                                              Notary Public, State of Texas

THE STATE OF TEXAS      (S)
                        (S)
DALLAS COUNTY           (S)

     This instrument was acknowledged before me this      day of               ,
                                                     ----        --------------
2003, by                      , the          for DataVoN, Inc.
         ---------------------      --------


                                              ----------------------------------
                                              Notary Public, State of Texas

THE STATE OF TEXAS      (S)
                        (S)
DALLAS COUNTY           (S)

     This instrument was acknowledged before me this      day of               ,
                                                     ----        --------------
2003, by                      , the          for Video Intelligence, Inc.
         ---------------------      --------


                                              ----------------------------------
                                              Notary Public, State of Texas

THE STATE OF TEXAS      (S)
                        (S)
DALLAS COUNTY           (S)

     This instrument was acknowledged before me this      day of               ,
                                                     ----        --------------
2003, by                      , the          for Zydeco Exploration, Inc.
         ---------------------      --------


                                              ----------------------------------

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

                                              Notary Public, State of Texas

THE STATE OF TEXAS      (S)
                        (S)
COUNTY OF DALLAS        (S)

     This instrument was acknowledged before me this      day of               ,
                                                     ----        --------------
2003, by                      , the Trustee.
         ---------------------


                                              ----------------------------------
                                              Notary Public, State of Texas

PAGE 47